UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

LYELL IMMUNOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LYELL IMMUNOPHARMA, INC.
201 Haskins Way
South San Francisco, CA 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 15, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Lyell Immunopharma, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, May 15, 2025 at 8:30 a.m. Pacific Time. To facilitate stockholder participation in the Annual Meeting, the Annual Meeting this year will be held virtually through a live webcast at www.virtualshareholdermeeting.com/LYEL2025. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be held for the following purposes:
1.
To elect the one (1) Class I director nominee named in the accompanying proxy statement (the “Proxy Statement”), to serve a term of three years through the third annual meeting of stockholders following this Annual Meeting and until a successor has been elected and qualified, or until such director’s earlier death, resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement;
4.
To approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion; and

5.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this notice.
You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/LYEL2025 and entering the 16-digit Control Number included in your proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the Proxy Statement. You may log-in beginning at 8:15 a.m. Pacific Time on Thursday, May 15, 2025.
The record date for the Annual Meeting is April 11, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 15, 2025, at 8:30 a.m. Pacific Time, at www.virtualshareholdermeeting.com/LYEL2025.
The proxy statement and annual report to stockholders are available at
ir.lyell.com and www.proxyvote.com.

By Order of the Board of Directors

Charles Newton
Chief Financial Officer
South San Francisco, California
April 21, 2025

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, the voting instruction form, or vote over the telephone or the internet as instructed in these materials, as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote your shares online at the Annual Meeting by clicking on the “Cast Your Vote” link in the meeting center.

LYELL IMMUNOPHARMA, INC.
201 Haskins Way
South San Francisco, CA 94080
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

May 15, 2025
MEETING AGENDA

Proposals	Page	Voting Standard for Approval	Board Recommendation
Election of Directors	8
Plurality of the votes of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Only votes “For” will affect the outcome of the vote; “Withhold” votes will have no effect on the outcome of the vote; and under plurality voting, there are no abstentions.
			“For” the named director nominee

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	24
Majority of the voting power of the shares present by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on this matter.
			“For”

Advisory vote to approve the compensation of the Company’s named executive officers	25
Majority of the voting power of the shares present by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on this matter.
			“For”

Approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its common stock at a ratio in the range of 1-for-10 to 1-for-25, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion	26
Majority of the voting power of the shares present by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on this matter.
			“For”

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL 1 ELECTION OF DIRECTORS	8
Nominee to the Board of Directors	8
Continuing Directors	9
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	12
Independence of the Board of Directors	12
Board Leadership Structure	12
Role of the Board in Risk Oversight	12
Meetings of the Board of Directors	13
Information Regarding Committees of the Board of Directors	13
Audit Committee	14
Compensation Committee	17
Compensation Committee Processes and Procedures	17
Nominating and Corporate Governance Committee	18
Board Membership Criteria	19
Board Diversity	20
Stockholder Engagement and Communications with the Board Of Directors	20
Non-Employee Director Compensation	21
Code of Business Conduct and Ethics	22
Environmental, Social & Governance (ESG) Practices	23
Corporate Governance Guidelines	23
Insider Trading Policy; Prohibitions on Hedging, Pledging and Short-Term Speculative Transactions	23
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
PROPOSAL 3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	25
PROPOSAL 4 APPROVAL OF A SERIES OF ALTERNATE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK	26
EXECUTIVE OFFICERS	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
EXECUTIVE COMPENSATION	38
Summary Compensation Table	38
Outstanding Equity Awards at Fiscal Year End	41
Nonqualified Deferred Compensation	42
Employment Contracts and Change in Control Arrangements	42
Offer Letters	42
Officer Severance Plan	45
Incentive Compensation Recoupment Policy	46
PAY VERSUS PERFORMANCE	47
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information	50
EQUITY COMPENSATION PLANS AT DECEMBER 31, 2024	51
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	52
Related Person Transactions Policy and Procedures	52
Certain Related Person Transactions	52
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	53
HOUSEHOLDING OF PROXY MATERIALS	53
OTHER MATTERS	54

ii

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors of Lyell Immunopharma, Inc. (sometimes referred to as the “Company” or “Lyell”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the phone or through the internet.
We intend to first mail these proxy materials on or about April 21, 2025 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
To facilitate stockholder participation in the Annual Meeting, the Annual Meeting this year will be held virtually through a live webcast at www.virtualshareholdermeeting.com/LYEL2025. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions.
Who can attend the Annual Meeting?
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 11, 2025, the record date. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/LYEL2025 and enter the 16-digit Control Number found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number or proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting before it begins. Online check-in will start at 8:15 a.m. Pacific Time on Thursday, May 15, 2025, approximately 15 minutes before the meeting begins.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number, you will still be able to login and attend the Annual Meeting as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/LYEL2025 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.
Where can I get technical assistance?
If you have difficulty accessing the meeting, please call the number listed on the stockholder login page where technicians will be available to help you.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/LYEL2025. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our principal executive offices at the address listed above. Stockholders may also request to view a list of stockholders of record for the ten days prior to the Annual Meeting by sending an email to ir@lyell.com.
For the Annual Meeting, how do I ask questions of the Company?
We plan to have a Q&A session at the Annual Meeting and will include as many appropriate stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business during the meeting through www.virtualshareholdermeeting.com/LYEL2025.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 11, 2025 will be entitled to vote at the Annual Meeting. On the record date, there were 295,337,557 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on April 11, 2025, your shares were registered directly in your name with Lyell’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy using the enclosed proxy card, or you may vote by proxy over the telephone or through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 11, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name,” and these materials are being forwarded to you by that organization. The organization holding your account, or its nominee, is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. You may vote prior to the meeting by logging in with the Control Number on your voting instruction form at www.proxyvote.com. You may also access the Annual Meeting and vote during the meeting by logging in with your Control Number at www.virtualshareholdermeeting.com/LYEL2025.
What am I voting on?
There are four matters scheduled for a vote:
•	Proposal 1: Election of one (1) Class I director, to serve a term of three years;
•	Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•	Proposal 3: Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules; and
•
Proposal 4: Approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its common stock at a ratio in the range of 1-for-10 to 1-for-25, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, you may either vote “For” the nominee to the Board of Directors or you may “Withhold” your vote for the nominee. For Proposal 2, ratification of the appointment of our independent registered public accounting firm, Proposal 3, your advisory approval of the compensation of our named executive officers and Proposal 4, approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy over the telephone or through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the meeting even if you have already voted by proxy.
•
To vote during the Annual Meeting, you must be present via live webcast and follow the instructions at www.virtualshareholdermeeting.com/LYEL2025. You will need to enter the 16-digit Control Number found on your proxy card.

•
To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on May 14, 2025), you may vote via the internet at www.proxyvote.com, by telephone or by completing and returning the enclosed proxy card, as described below.

•
To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on May 14, 2025 to be counted.

•
To vote over the telephone, dial the number provided on the proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from your proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 14, 2025 to be counted.

•
To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 11, 2025.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee for director (Proposal 1), “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2), “For” the advisory approval of the compensation of our named executive officers (Proposal 3) and “For” the approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25 (Proposal 4). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. All brokers registered as members with the NYSE are subject to NYSE rules and, accordingly, the NYSE rules apply to the voting of all shares held in a brokerage account, including shares of a company like ours listed on the Nasdaq Stock Market (“Nasdaq”). In this regard, Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. However, Proposals 2 and 4 are considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2 and 4.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may request and submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at
201 Haskins Way, South San Francisco, CA 94080.
•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 22, 2025 to our Corporate Secretary at 201 Haskins Way, South San Francisco, CA 94080. However, if our 2026 Annual Meeting of Stockholders is not held between April 15, 2026 and June 14, 2026, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.
If you wish to submit a proposal (including a director nomination) at our 2026 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must do so by not earlier than January 15, 2026 and not later than 5:00 p.m. Pacific Time on February 14, 2026, provided, however, that if our 2026 Annual Meeting of Stockholders is not held between April 15, 2026 and June 14, 2026, your proposal must be submitted not earlier than the 120th day prior to our 2026 Annual Meeting of Stockholders and not later than the close of business on the 90th day prior to our 2026 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
The proxy solicited by our Board of Directors for the 2026 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) any proposal made in accordance with our bylaws, if the 2026 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, unless we are not permitted to do so pursuant to Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal 1 (proposal to elect directors), votes “For,” “Withhold” and broker non-votes; and with respect to Proposal 2 (proposal to ratify appointment of auditors), Proposal 3 (stockholder advisory vote to approve the compensation of our named executive officers) and Proposal 4 (approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25), votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes, if any, will have no effect and will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, and we therefore expect broker non-votes to exist in connection with these proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominee receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect

2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025
“For” votes from the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter.
			No effect	Not applicable(1)

3	Advisory vote on the compensation of the Company’s named executive officers
“For” votes from the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter.
			No effect	No effect

4
Approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its common stock at a ratio in the range of 1-for-10 to
1-for-25

“For” votes from the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter.
			No effect	Not applicable(1)

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting by remote communication or represented by proxy. As noted above, on the record date, there were 295,337,557 shares of common stock outstanding and entitled to vote.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present at the meeting by remote communication or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The Proxy Statement and Annual Report on Form 10-K are available at ir.lyell.com and www.proxyvote.com.

Proposal 1

Election of Directors
Our Board of Directors is divided into three classes. Presently, Class II and Class III each consists of three directors, and Class I consists of two directors. Each class has a three-year term, with the terms of office of the respective classes expiring in successive years. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors presently has eight members. There are two directors in Class I whose term of office expires in 2025, one of whom has been nominated for re-election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement (one nominee). In March 2025, our Board of Directors approved a reduction in the size of the Board of Directors to seven members, effective as of the Annual Meeting. As a result, after the Annual Meeting, our Board of Directors will be composed of seven directors.
Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors nominated Catherine Friedman for re-election as director at the Annual Meeting. If elected at the Annual Meeting, Ms. Friedman will serve until the 2028 annual meeting and until her successor has been duly elected and qualified or, if sooner, until her death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person, by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board of Directors, or alternatively, our Board of Directors may leave a vacancy on our Board of Directors or reduce the number of directors to be elected at the Annual Meeting. The person nominated for election has agreed to serve if elected. Our management has no reason to believe that the nominee will be unable to serve. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Four directors attended our annual meeting of stockholders in 2024.
Nominee to the Board of Directors
The nominee and her age as of March 31, 2025, the class in which she is being nominated, position and length of board service are provided in the table below. Additional biographical descriptions of the nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of the nominee that led to the conclusion that she should serve as a member of our Board of Directors at this time.

Name of Director Nominee	Class	Age	Position	Director Since
Catherine Friedman(1)(2)	I	64	Lead Independent Director	August 2018

(1)	Member of the Audit Committee
(2)	Chair of the Compensation Committee and Lead Independent Director
Catherine Friedman has served as a member of our board of directors since August 2018 and Lead Independent Director since July 2021. Ms. Friedman is a business executive with nearly 40 years of experience across finance, technology and healthcare. Ms. Friedman is an Executive Venture Partner at GV Management Company, LLC, where she is a senior member of the investing team and advises the life sciences portfolio. Ms. Friedman has spent 15 years on the boards of leading public and private life sciences and technology companies, including Altaba Inc. (formerly Yahoo!). She has previously served as an independent director at Seer, Inc., Revolution Healthcare Acquisition Corp., GRAIL, Vividion Therapeutics (acquired by Bayer) and Radius Health. Earlier in her career, Ms. Friedman spent nearly 24 years with Morgan Stanley. She held several executive positions, including Managing Director, Head of West Coast Healthcare, and co-head of Morgan Stanley's biotechnology practice. Ms. Friedman holds a B.A. in economics from Harvard University and an M.B.A. from The University of Virginia's Darden School of Business. She is a foundation trustee at the University of Virginia's Darden School of Business. We believe that Ms. Friedman’s extensive financial experience and work for biotechnology companies make her an appropriate member of our Board of Directors.
Our Board Of Directors Recommends
A Vote “FOR” the Named Nominee

Continuing Directors
Continuing directors and their ages as of March 31, 2025, the class in which they belong, positions and length of board service are provided in the table below. Additional biographical descriptions of each director are set forth in the text below the table.

Name of Director	Class	Age	Position	Director Since
Otis Brawley, M.D.(1)	II	65	Director	April 2021
Richard Klausner, M.D.	II	73	Chair of the Board of Directors	September 2018
Elizabeth Nabel, M.D.(2)(3)	III	73	Director	April 2021
Sumant Ramachandra, M.D., Ph.D.(3)	III	56	Director	October 2024
William Rieflin(4)(5)	II	65	Director	May 2020
Lynn Seely, M.D.	III	66	President, Chief Executive Officer and Director	May 2021

(1)	Chair of the Nominating and Corporate Governance Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Chair of the Audit Committee
(5)	Member of the Compensation Committee
Otis Brawley, M.D., has served as a member of our board of directors since April 2021. Dr. Brawley has served as a Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University since January 2019 and a member of the board of directors of PDS Biotechnology Corporation, a publicly traded biotechnology company, since November 2020, Incyte Corporation since September 2021 and Agilent Technologies since November 2021. From April 2007 to December 2018, he served as the Chief Medical and Scientific Officer of American Cancer Society. From January 2002 to August 2007, he was director of the Georgia Cancer Center at Grady Memorial Hospital. From April 2001 to December 2018, he served as a professor of hematology, oncology, medicine and epidemiology at Emory University. Dr. Brawley received an M.D. from the University of Chicago, Pritzker School of Medicine and a B.S. in Chemistry from the University of Chicago. He completed an internal medicine residency at Case-Western Reserve University and a fellowship in medical oncology at the National Cancer Institute. He is board certified in internal medicine and medical oncology. We believe that Dr. Brawley’s education and expertise in the field of oncology, as well as his experience on public company and non-profit boards, make him an appropriate member of our Board of Directors.
Rick Klausner, M.D., is our founder and current Board Chair and was previously our Chief Executive Officer from September 2018 to July 2020 and Executive Chairman from August 2020 to October 2021. Dr. Klausner is the founder and co-chair of Altos Labs, a private life sciences company. He is the President of the Milky Way Research Foundation and founder and Managing Partner of Milky Way Investments. He was the founder and Director of Juno Therapeutics and the founder and Director of GRAIL. He is the Chairman of Sonoma Biotherapeutics, Co-Founder and Chairman of LifeMine Therapeutics and Board member of Parabilis Medicines and Ohalo Genetics. He is the former Senior Vice President, Chief Medical Officer, and Chief Opportunity Officer of Illumina Corporation. Previously, he was Executive Director for Global Health of the Bill and Melinda Gates Foundation. Dr. Klausner was appointed by Presidents Clinton and Bush as the eleventh Director of the U.S. National Cancer Institute between 1995 and 2001. Dr. Klausner served as chief of the Cell Biology and Metabolism Branch of the National Institute of Child Health and Human Development and a past president of the American Society of Clinical Investigation. Dr. Klausner earned an M.D. from Duke Medical School and a B.S. from Yale University. We believe that Dr. Klausner’s scientific and medical expertise, particularly in cell biology, molecular biology and cancer, as well as his industry, academic and public service leadership roles, make him an appropriate member of our Board of Directors.
Elizabeth Nabel, M.D., has served as a member of our board of directors since April 2021 and brings a unique perspective to health care based on her experience as a physician, research scientist, academic medicine leader and wellness advocate. She also serves on the board of directors of Moderna, Medtronic and Accolade. Dr. Nabel is a consultant to ModeX Therapeutics/OPKO Health. Dr. Nabel joined ModeX Therapeutics, a biotechnology company focused on developing innovative immunotherapies for cancer and viral diseases, in March 2021 and served as Executive Vice President of Strategy until its acquisition by OPKO Health in May 2022. She subsequently served as part-time Chief Medical Officer and Chair of its Advisory Board until 2024 when she assumed her current consultant position. From 2010 through February 2021, Dr. Nabel was President of Brigham Health, an academic health system consisting of academic hospitals (Brigham and Women’s Hospital), physician organization, out-patient facilities and clinics and academic research and education programs. Simultaneous with her service as President of Brigham Health, Dr. Nabel was also a Professor of Medicine from 2010 to 2021 at Harvard Medical School, where she is currently a Professor of Medicine emeritus. Prior to joining Brigham Health, she held a variety of roles, including Director, at the National Heart, Lung and Blood Institute at the National Institutes of Health, a federal agency funding research, training and education programs to promote the prevention and treatment of heart, lung and blood diseases, from 1999 to 2009. Her colleagues have elected her to the American Academy of the Arts and Sciences, the National Academy of Medicine, the Association of American Physicians, the American Society of Clinical Investigation, and she is a Fellow of the American Association for the Advancement of Science. A native of St. Paul, Minnesota, Dr. Nabel received an M.D. from Weill Cornell Medical College and a B.A. in psychology from St. Olaf College, and she completed her internal medicine and cardiology training at Brigham and Women’s Hospital. We believe that Dr. Nabel’s education and extensive work in medicine makes her an appropriate member of our Board of Directors.
Sumant Ramachandra, M.D., Ph.D., has served as a member of our board of directors since October 2024. He served as Chief Executive Officer and member of the board of directors of ImmPACT Bio USA, Inc. from December 2021 until our acquisition of ImmPACT in October 2024. Prior to joining ImmPACT, Dr. Ramachandra was most recently Chief Science, Technology and Medical Officer for Baxter International since June 2017. In addition to these responsibilities, he was appointed President of Baxter Pharmaceuticals in mid-2019 and was appointed as Baxter’s Chair for the Global Inclusion Council focused on inclusion and diversity. Prior to Baxter, he worked at Pfizer, most recently as Senior Vice President, Head of Research & Development, Pfizer Essential Health. He served as Chief Scientific Officer at Hospira from 2008 to 2015 prior to Pfizer’s acquisition of Hospira in 2015. Earlier in his career, Dr. Ramachandra worked at Pfizer and Merck & Co. in various senior-level oncology global product development, medical affairs and business development and licensing roles and as a clinical pharmacologist. Before entering the industry in 2000, he was an intern and resident physician, medical services, at Massachusetts General Hospital, Harvard Medical School. We believe that Dr. Ramachandra’s education as well as his extensive industry experience make him an appropriate member of our Board of Directors.
William Rieflin has served as a member of our board of directors since May 2020. From September 2010 to September 2018, he served as the Chief Executive Officer of NGM Biopharmaceuticals, Inc. Since July 2022, he has served as Chairman of the Board at NGM Biopharmaceuticals, Inc., a biotechnology company where he also previously served as Executive Chairman from September 2018 to July 2022 and a member of the board since 2010. Mr. Rieflin previously served on the board of directors of Anacor Pharmaceuticals, Inc., a pharmaceutical company, from April 2011 to June 2016, RAPT Therapeutics, Inc., a pharmaceutical company, from April 2015 to January 2025 and of XenoPort, Inc. from September 2010 to July 2016. Mr. Rieflin also served as a board member of Flexus Biosciences until its acquisition in 2015. He currently serves on the board of directors of Kallyope, Inc. and Lycia Therapeutics, Inc., both privately held companies. Mr. Rieflin received an M.B.A. from the University of Chicago Booth Graduate School of Business, a J.D. from Stanford Law School and a B.S. in Industrial and Labor Relations from Cornell University. We believe that Mr. Rieflin’s extensive experience in the biopharmaceutical industry, his industry expertise and financial knowledge and his experience as a member of the board of directors of other public companies make him an appropriate member of our Board of Directors.
Lynn Seely, M.D., has served as our President and Chief Executive Officer since December 2022 and has been a member of our board of directors since May 2021. She was formerly President and Chief Executive Officer and a member of the board of directors of Myovant Sciences, Inc., a biopharmaceutical company that gained marketing approval and launched ORGOVYX for men with advanced prostate cancer and MYFEMBREE for women with uterine fibroids and endometriosis. Prior to joining Myovant, Dr. Seely served as the Chief Medical Officer of Medivation, Inc. from 2005 to 2015. In this role, Dr. Seely oversaw the development and marketing approval of the blockbuster medicine XTANDI for men with castration-resistant prostate cancer and held leadership roles in drug development collaborations with Pfizer Inc. and Astellas Pharma US, Inc. Prior to joining Medivation, Dr. Seely served as Vice President of Clinical Development at Corgentech Inc., at Cytyc Health Corporation, and at ProDuct Health, Inc., a medical device company acquired by Cytyc Corporation. Dr. Seely began her industry career in clinical development at Chiron Corporation in 1996. In addition to serving on our Board of Directors, Dr. Seely serves as the lead independent director for Blueprint Medicines Corporation and is on the Board of Managers for Life

Science Cares Bay Area. Dr. Seely received a B.A. in journalism from the University of Oklahoma and an M.D. from the University of Oklahoma College of Medicine. She completed her residency and served as Chief Resident in internal medicine at Yale-New Haven Hospital, and she completed her Fellowship in endocrinology and metabolism at the University of California, San Diego, where she was on faculty before joining industry. We believe that Dr. Seely’s education and work in healthcare and life sciences makes her an appropriate member of our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq listing standards (the “Nasdaq Listing Rules”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that their determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq Listing Rules, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our Board of Directors has affirmatively determined that none of our directors, other than Dr. Seely, has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the Nasdaq Listing Rules. Our Board of Directors has determined that Dr. Seely, by virtue of her positions as our President and Chief Executive Officer, is not independent under applicable rules and regulations of the SEC and the Nasdaq Listing Rules. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director.
Board Leadership Structure
Dr. Klausner currently serves as the Chair of the Board of Directors. In this role, Dr. Klausner has authority, among other things, to call and preside over Board of Directors meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chair has substantial ability to shape the work of the Board of Directors. While the positions of chief executive officer and chair are currently held by different individuals, we do not believe there should be a fixed rule regarding the separation of these positions, or whether the chair should be an employee of ours or should be elected from among the non-employee directors. Our needs and the individuals available to assume these roles may require different outcomes at different times, and we and our Board of Directors believe that retaining flexibility in these decisions is in our best interests.
Ms. Friedman currently serves as our Lead Independent Director. In this role, Ms. Friedman presides over executive sessions of the Board in which our Chief Executive Officer does not participate and serves as a liaison to management on behalf of the independent members of the Board of Directors. As our Lead Independent Director, Ms. Friedman also has the authority to provide input on behalf of the independent directors on Board agendas and schedules, call meetings of the independent directors, authorize retention of outside counsel, advisors or other consultants, set agendas for executive sessions, preside over Board meetings in the absence of the Board Chair, lead performance evaluations of our Chief Executive Officer and oversee succession planning for our Chief Executive Officer. In light of Ms. Friedman’s extensive history with and knowledge of Lyell, and because our Lead Independent Director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board of Directors, our Board of Directors believes that it is in the best interest of the Company and its stockholders for Ms. Friedman to continue to serve as our Lead Independent Director.
Our Nominating and Corporate Governance Committee periodically reviews these matters and makes recommendations to the Board of Directors.
Role of the Board in Risk Oversight
One of the key functions of the Board of Directors is to oversee our risk management process. Our Board of Directors does not have a standing risk management committee but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us at any given time in our development.
Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management team has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Audit Committee’s responsibilities also include assisting the Board of Directors in the oversight and assessment of risks related to data privacy, technology and information security, including cybersecurity.
Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, as well as the effectiveness of our quality, corporate and healthcare compliance programs.
Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and/or are reasonably likely to have a material adverse effect on us.
Quarterly, we provide to our Board of Directors updates on our enterprise risks. Both the Board of Directors as a whole and the various standing committees receive periodic reports from the heads of our internal compliance and risk management functions, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible.
Meetings of the Board of Directors
The Board of Directors met eight times during the last fiscal year. All current directors except Mr. Nelsen attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.
Typically, in conjunction with the regularly scheduled meetings of the Board of Directors, the independent directors meet in executive sessions outside the presence of management. Dr. Klausner and Mr. Nelsen recused themselves from certain Board of Director meetings, and from participation in any discussions at Board of Director and committee meetings, related to our T-cell rejuvenation technology due to their affiliation with Altos Labs, Inc.
Information Regarding Committees of the Board of Directors
Our Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Copies of the charters for each committee are available on the investor relations section of our website at https://ir.lyell.com.
The following table provides membership and meeting information for fiscal year 2024 for each of the committees of the Board of Directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Otis Brawley, M.D.			✔*
Catherine Friedman**	✔	✔*
Richard Klausner, M.D.
Elizabeth Nabel, M.D.	✔		✔
Robert Nelsen		✔
Sumant Ramachandra, M.D., Ph.D.(1)			✔
William Rieflin	✔*	✔
Lynn Seely, M.D.
Hans Bishop(2)			✔
Total meetings in fiscal year 2024	4	6	4

*	Committee Chair
**	Lead Independent Director
(1)
In December 2024, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed Dr. Ramachandra as a member of the Nominating and Corporate Governance Committee to replace Mr. Bishop.

(2)	Mr. Bishop resigned from the Board of Directors and the Nominating and Corporate Governance Committee in November 2024.

The Board of Directors and each of the committees has authority to hire, at our expense, independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.
The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each committee of our Board of Directors.
Audit Committee
Our Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on the investor relations portion of our website at https://ir.lyell.com.
The primary purpose of our Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered accounting firm. Specific responsibilities of our Audit Committee include:
•	helping our Board of Directors oversee our corporate accounting and financial reporting processes;
•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting, audit or other matters;
•	reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

•	approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm;
•
reviewing and assessing our risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, environmental sustainability, competition and regulation, reviewing and discussing such risks with management and the auditors and reviewing the steps taken by our management to monitor, mitigate or otherwise control these exposures and identify future risks;

•
overseeing and assessing our risks related to data privacy, technology and information security, including cybersecurity, and regularly reviewing with management related issues, including cybersecurity threats faced by us, and steps we are taking to address them; and

•	reviewing with management our investment philosophy and policies, including management of investment risk and applicable policies pertinent to our investment portfolio.
Our Audit Committee also evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor.
Our Audit Committee currently consists of Mr. Rieflin, Ms. Friedman and Dr. Nabel, each of whom our Board of Directors has determined satisfies the independence requirements under Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The Chair of our Audit Committee is Mr. Rieflin. Our Board of Directors has determined that each of Mr. Rieflin, Ms. Friedman and Dr. Nabel is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can understand fundamental financial statements and the application of generally accepted accounting principles in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. Our Audit committee meets at least quarterly. The agenda for each meeting is usually developed in coordination with the Chair of the Audit Committee, in consultation with the Chief Executive Officer, the Chief Financial Officer, the Chief Business Officer and, as applicable, the independent auditors.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the consolidated audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the consolidated audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
William Rieflin
Catherine Friedman
Elizabeth Nabel, M.D.
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing by Lyell Immunopharma, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
Our Compensation Committee currently consists of Ms. Friedman and Messrs. Nelsen and Rieflin. Effective as of the Annual Meeting, Mr. Nelsen will cease to serve on our Compensation Committee. The Chair of our Compensation Committee is Ms. Friedman. Our Board of Directors has determined that each member of our Compensation Committee is independent under the Nasdaq Listing Rules. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on our website at https://ir.lyell.com.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•
reviewing our overall compensation strategy, including base salary, incentive compensation and equity-based grants, to assure that it promotes stockholder interests, supports our strategic and tactical objectives and provides appropriate rewards and incentives for our management and employees;

•	reviewing and approving the compensation of our chief executive officer, other executive officers and senior management and the corporate goals and objectives to be considered in such determination;
•	reviewing and approving the compensation paid to our non-employee directors;
•	administering our equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	periodically reviewing with management our major compensation-related risk exposures and steps taken to monitor or mitigate such exposures;
•	overseeing periodic review of our workforce in terms of diversity and inclusion and trends on gender and racial/ethnic compensation equity;
•	periodically reviewing, approving and overseeing the application of our clawback policy and any required recoupment and disclosure; and
•	reviewing and approving the list of companies to be included in any compensation peer group used to determine pay levels based on criteria the Compensation Committee deems appropriate.
Compensation Committee Processes and Procedures
Typically, our Compensation Committee meets on a regular schedule several times per year. The agenda for each meeting is usually developed in coordination with the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, the Chief Business Officer, Chief Human Resources Officer and, as applicable, outside compensation consultants. From time to time, various members of management and other employees as well as outside advisors or consultants are invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.
The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance assessment. The charter of the Compensation Committee grants our Compensation Committee authority to conduct or authorize studies of, or investigations into, matters within the Compensation Committee’s scope of responsibility, with full access to all of our books, records, facilities and personnel. In addition, under its charter, our Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties.
Generally, our Compensation Committee’s process comprises two related elements: the determination of compensation levels for the current year and the consideration of performance assessments. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to our Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the full Board of Directors. Our Compensation Committee determines any adjustments to her compensation as well as awards to be granted based on the performance evaluation conducted by the Board of Directors. Our Compensation Committee periodically reviews and approves the form and amount of cash-based and equity-based compensation to be paid or awarded to our non-employee directors. For all executives and non-employee directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives and non-employee directors in various hypothetical scenarios, executive and non-employee director stock ownership information, company stock performance data, analyses of historical executive or non-employee director compensation levels and current company-wide compensation levels and recommendations of our Compensation Committee’s compensation consultant, including analyses of executive and non-employee director compensation paid at other comparable life sciences companies identified by the consultant, including to understand the demand and competitiveness for attracting and retaining an individual with each of the executive’s or non-employee director’s specific expertise and experience.
Our Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, our Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to our Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration the six factors prescribed by the SEC and Nasdaq that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.
During the past fiscal year, after taking into consideration the factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged the services of (i) Aon Consulting, Inc., through its Human Capital Solutions subdivision (“Aon”), as its compensation consultant until July 2024 and (ii) beginning in July 2024, Alpine Rewards, LLC (“Alpine”), as its compensation consultants (together, the “Compensation Consultants”). The Compensation Committee requested that the Compensation Consultants:
•	evaluate our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals;
•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and
•	ensure our compensation strategy adheres to best in market governance practices.
As part of its engagement, the Compensation Consultants were requested by our Compensation Committee to develop a comparative peer group of companies and to perform analyses of competitive performance and compensation levels for that peer group. The Compensation Consultants then conducted a review and analysis of our executive and director compensation compared with current market practices and the peer group of companies, to be used for setting 2024 executive and director compensation levels. As part of its review and analysis, the Compensation Consultants analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) and severance benefits of our executive officers based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Aon. Following an active dialogue with the Compensation Consultants and management and resulting modifications, the Compensation Committee approved recommendations made by the Compensation Consultants.
Historically, our Compensation Committee has made most of the significant adjustments to annual compensation and determined bonus and equity awards for our executives and employees at one or more meetings held during the first quarter of the year. However, our Compensation Committee may also consider matters related to individual compensation, and does review and opine on compensation recommendations for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Drs. Brawley, Nabel and Ramachandra. The Chair of our Nominating and Corporate Governance Committee is Dr. Brawley. Mr. Bishop served on the committee until his resignation in November 2024.

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq Listing Rules, a non-employee director and free from any relationship that would interfere with the exercise of his or her independent judgment. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at https://ir.lyell.com.
Specific responsibilities of our Nominating and Corporate Governance Committee include:
•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection, new directors to fill vacancies and nominees recommended by stockholders, to serve on our Board of Directors;

•	considering and making recommendations to our Board of Directors regarding the composition and chairmanship of our Board of Directors and the committees of our Board of Directors;
•	developing and instituting plans or programs for the continuing education of our Board of Directors and orientation of new directors, as necessary;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and related principles;
•
periodically reviewing and discussing with management our programs, policies and risks related to social responsibility, environmental and sustainability matters, including, but not limited to, material environmental, social and governance trends and related long- and short-term impacts on the company, and the steps we have taken to monitor or mitigate such exposures;

•
overseeing our quality, corporate and healthcare compliance programs and periodically reviewing and discussing with management our programs, policies and risks related to such matters, including, but not limited to, material trends and related long- and short-term impacts on the Company, and the steps we have taken to monitor or mitigate such exposures;

•	periodically reviewing with our Chief Executive Officer the plans for succession to the offices of our Chief Executive Officer and other key executive officers;
•	overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors, and review of the committee charters; and
•
annually reviewing any stockholder proposals submitted for inclusion in our proxy statement and recommending to the Board any statements in response and considering any stockholder nominees for election to the Board at our annual meeting of stockholders.

Board Membership Criteria
The Board of Directors considers director nominee recommendations from our Nominating and Corporate Governance Committee. Director candidates must have certain minimum qualifications, including being able to understand basic financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board also considers factors such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to our affairs; (iii) demonstrating excellence in his or her field, (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly-held company; (vi) having a diverse personal background, perspective, and experience; (vii) requirements of applicable law, regulations and Nasdaq; and (viii) having the commitment to rigorously represent the long-term interests of our stockholders. The Board of Directors reviews candidates for director nomination in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Board of Directors considers various factors, including, but not limited to, those factors listed in more detail in the section titled “Board Diversity” below.
In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq Listing Rules, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its, and the Board’s, network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The function of the professional search firm would be to identify potential candidates, including those with diverse attributes as further discussed in the section titled “Board Diversity” below, facilitate meetings with the candidates, conduct diligence regarding the candidate and confirm such candidate’s background. After identifying the potential candidates, our Nominating and Corporate Governance Committee, or the third-party search firm, if used, would then conduct any appropriate and necessary inquiries into the backgrounds and qualifications of such possible candidates after considering the function and needs of the Board of Directors. Our Nominating and Corporate Governance Committee would then meet to discuss and consider the candidates’ qualifications and then select a nominee for recommendation to the Board by majority vote.
Our Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 201 Haskins Way, South San Francisco, CA 94080, Attn: Corporate Secretary, in accordance with the timeline outlined in the section entitled “When are stockholder proposals due for next year’s annual meeting?” under the heading “Questions and Answers About These Proxy Materials and Voting.” Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Board Diversity
We are committed to the values of diversity, belonging, inclusion and equity. In considering potential board candidates, our Board of Directors believes it is important to take into consideration the full breadth of diversity, including personal factors, as well as professional characteristics, such as a director’s industry and area of experience. In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our Board of Directors, including veterans of the U.S. military. We are proud to report that two of our current directors are military veterans. Our current Board of Directors is 62.5% diverse, including 37.5% women and 25.0% underrepresented groups.
Stockholder Engagement and Communications with the Board of Directors
We consider our relationships with our stockholders to be a high priority. We recognize that stockholders can have a wide range of interests and views on our practices, objectives and operations. To ensure that our Board of Directors and management have an opportunity to listen to and understand the varying perspectives of our stockholders, members of the management team engage in ongoing dialogues with stockholders through our proactive investor relations program. In 2024, members of management regularly contacted our stockholders and had constructive conversations with and sought feedback from stockholders. Topics discussed included, among other things, business strategy, management, development programs, manufacturing capabilities, research and scientific data we have presented and other issues related to corporate social responsibility. As a result of these discussions, our management and, through updates from management, our Board of Directors gained useful understanding and insight into the views of these stockholders. Additionally, as a result of these conversations, we update our investor presentations to provide relevant and useful information to stockholders. In 2024, following a review of market data, we refined our compensation program to further align it with the interests of our stockholders and with our pay for performance philosophy, and granted our executives (including our named executive officers) our first ever performance-based restricted stock unit (“PSU”) awards as part of our annual equity program.
Our Board of Directors has adopted a formal process by which stockholders may communicate with our Board of Directors. Stockholders who wish to communicate with our Board of Directors or any individual director may do so by sending a written communication addressed to the Board of Directors or such director at the following address:
Lyell Immunopharma, Inc.
201 Haskins Way
South San Francisco, CA 94080
Attn: Corporate Secretary

The Corporate Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate.
Non-Employee Director Compensation
The following table shows for the fiscal year ended December 31, 2024, certain information with respect to the compensation of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Otis Brawley, M.D.	60,000	205,335	265,335
Catherine Friedman	102,507	205,335	307,842
Richard Klausner, M.D.	82,734	205,335	288,069
Elizabeth Nabel, M.D.	63,867	205,355	269,202
Robert Nelsen	56,820	205,335	262,155
Sumant Ramachandra, M.D., Ph.D.(4)	8,709	168,558	177,267
William Rieflin	74,554	205,335	279,889
Hans Bishop (5)	49,171	205,335	254,506

(1)	As of December 31, 2024, our non-employee directors held options to purchase shares of our common stock as set forth below:

Name	Number of Option Awards (#)
Otis Brawley, M.D.	715,000
Catherine Friedman	965,000
Richard Klausner, M.D.	8,354,148
Elizabeth Nabel, M.D.	715,000
Robert Nelsen	315,000
Sumant Ramachandra, M.D., Ph.D.	260,000
William Rieflin	715,000
Hans Bishop	209,230*

*Excludes an option to purchase 130,000 shares of our common stock granted to Mr. Bishop on June 14, 2024, which was outstanding as of December 31, 2024, but was subsequently cancelled three months following Mr. Bishop’s resignation from our Board of Directors in November 2024.
No other options were held by non-employee directors as of December 31, 2024.
(2)
All of the option awards were granted under our 2021 Equity Incentive Plan. The amounts shown represent the grant date fair values of option awards granted in 2024 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718 (“FASB ASC Topic 718”). See Note 14, Stock-based Compensation, to our audited consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the assumptions used in the calculation.

(3)
The amount shown corresponds to (i) for each of our directors except Dr. Ramachandra, the annual grant of an option to purchase 130,000 shares of our common stock on June 14, 2024 and (ii) for Dr. Ramachandra, an initial option grant to purchase 260,000 shares of our common stock granted on October 31, 2024, each pursuant to the then-current Non-Employee Director Compensation Policy.

(4)	Dr. Ramachandra joined the Board of Directors in October 2024 and was appointed to the Nominating and Corporate Governance Committee in December 2024, and his fees were pro-rated.
(5)	Mr. Bishop resigned from the Board of Directors in November 2024.
Dr. Seely also served on our Board of Directors during 2024, but did not receive any additional compensation for her service as a director. For information regarding her compensation as our President and Chief Executive Officer, see the section titled “Executive Compensation.”
We have reimbursed and will continue to reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

Non-Employee Director Compensation Policy
Our Board of Directors adopted the Non-Employee Director Compensation Policy for our non-employee directors, as amended and restated in April 2021, April 2022 and September 2023 (the “Prior Policy”). In April 2024, to bring our non-employee director compensation program in line with the practices of our peer group, our Compensation Committee approved updates to the Prior Policy to increase the cash compensation to our non-employee directors, effective June 2024 (such updated policy, the “Updated Director Compensation Policy”). No changes were made to the equity compensation our non-employee directors are eligible to receive in connection with the Updated Director Compensation Policy. The Updated Director Compensation Policy provides that our non-employee directors receive the following compensation for service on our Board of Directors:
•	an annual cash retainer of $50,000 (same as under the Prior Policy) for all non-employee directors other than the lead director/Chair of our Board of Directors;
•	an annual cash retainer of $80,000 (same as under the Prior Policy) for the lead independent director of our Board of Directors;
•	an annual cash retainer of $85,000 (was $80,000 under the Prior Policy) for the Chair of our Board of Directors;
•
an additional annual cash retainer of $20,000, $15,000, and $10,000 (was $15,000, $12,000 and $10,000, respectively, under the Prior Policy) for service as Chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•
an additional annual cash retainer of $10,000, $7,500 and $5,000 (was $7,500, $6,000 and $5,000, respectively, under the Prior Policy) for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (other than for as the chair for any such committee);

•
an appointment option grant, upon the date a new non-employee director is first elected or appointed to our Board of Directors, to purchase the lesser of (i) shares of common stock calculated to have a Black-Scholes value of $500,000 on the date of grant, rounded to the nearest whole number; and (ii) 260,000 shares of common stock, with such grant vesting in 36 equal monthly installments measured from the date the non-employee director is first elected or appointed to our Board of Directors, subject to the non-employee director’s continued service on each applicable vesting date; and

•
an annual option grant, upon the date of each of our annual meeting of stockholders, to purchase the lesser of (i) shares of common stock calculated to have a Black-Scholes value of $300,000 on the date of grant, rounded to the nearest whole number; and (ii) 130,000 shares of common stock, all of which shares vest on the earlier of (a) the date of the next annual meeting (or the date immediately prior to such date if the non-employee director’s service as a director ends at such annual meeting due to the director’s failure to be re-elected or the director not standing for re-election) or (b) the first anniversary of the date of grant, in each case subject to the non-employee director’s continued service on each applicable vesting date.

Each appointment option grant and annual option grant is granted under our 2021 Equity Incentive Plan (“2021 Plan”). In the event of our Change in Control (as defined in the 2021 Plan), each non-employee director’s then-outstanding equity awards will become fully vested immediately prior to the closing of the Change in Control, provided that he or she remains in continuous service until immediately prior to the date of such Change in Control.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to all of our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics may be viewed at the investors relations portion of our website at https://ir.lyell.com, in the section entitled “Governance Highlights” under “Corporate Governance.” We intend to satisfy the disclosure requirements under Item 5.05 of the SEC Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the website address and location specified above.

Environmental, Social & Governance (ESG) Practices
As we strive to deliver innovative cell therapies to patients with cancer, we are also focused on enabling the long-term strength and sustainability of Lyell. In order to achieve our ambitious goals, we aim to build a sustainable company where our employees can thrive. We are cultivating a culture grounded in novel science and respect — for patients, our employees, our community and our planet — and operate with integrity and transparency. As we continue to evolve our ESG approach, we are committed to listening to and learning from our communities and stakeholders, and we remain focused on our mission and contributing to a sustainable future for Lyell and patients.
Our people are the foundation of our strength, and our goal is to create an environment where employees can do their best work. We believe that diverse teams promote diversity of thought and promote better business outcomes and have taken a number of initiatives to attract, retain and engage talent. As a clinical-stage biotechnology company, we also understand the imperative to combat the growing threat of global climate change. We have taken steps to minimize our environmental impact, from reducing waste and use of plastic in our offices to operating a paperless manufacturing facility. We intend to carry this commitment forward as our company grows.
Corporate Governance Guidelines
In April 2021, our Board of Directors adopted the Corporate Governance Guidelines, as amended and restated most recently in December 2024, to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to board composition and selection, including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and Board of Directors and committee self-assessments. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed on the investor relations section of our website at http://ir.lyell.com.
Insider Trading Policy; Prohibitions on Hedging, Pledging and Short-Term Speculative Transactions
We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, to the extent the Company engages in market transactions in our securities, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Our Insider Trading Policy also prohibits our employees, including our executive officers, and members of our Board of Directors and designated consultants from:
•
purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts, and exchange funds;

•	purchasing our common stock on margin or holding it in a margin account at any time;
•	pledging our common stock as collateral for a personal loan; and
•
engaging in short sales, transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other inherently speculative transactions with respect to our common stock.

Proposal 2

Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our principal independent registered public accounting firm for the fiscal year ending December 31, 2025. As a matter of good corporate governance, our Audit Committee has decided to submit its appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. In the event stockholders do not ratify the appointment, our Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2024 and December 31, 2023 by Ernst & Young LLP, our principal accountant.

	Fiscal Year Ended
	2024	2023
	(in thousands)
Audit Fees	$1,995	$1,776
Audit-related Fees	—	—
Tax Fees	25	24
All Other Fees	—	—
Total Fees	$2,020	$1,800

Audit Fees. Audit Fees include billed and unbilled fees for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, our registration statements on Form S-3 and Form S-8, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q, other professional services related to our SEC filings and various accounting consultations. This category also includes fees for comfort letters and consents issued in connection with SEC filings.
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” We did not incur any such fees in fiscal years 2024 and 2023.
Tax Fees. Tax fees included tax compliance, tax advice and tax planning fees.
All Other Fees. All other fees include any fees billed that are not audit, audit related, or tax fees.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee charter generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services has been delegated to the Chair of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
Our Board Of Directors Recommends
A Vote In Favor Of Proposal 2

Proposal 3

Advisory Vote to Approve the Compensation of Our Named Executive Officers
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. At our 2023 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, every year. Consistent with that preference, the Board has determined to solicit such advisory vote on an annual basis. Accordingly, this year, we are asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, our Board of Directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board of Directors and, accordingly, our Board of Directors and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executive officers, the next scheduled say-on-pay vote will be at the 2026 Annual Meeting of Stockholders.
Our Board Of Directors Recommends
A Vote In Favor Of Proposal 3

Proposal 4

Approval of a Series of Alternate Amendments to Our Amended and Restated Certificate of
Incorporation to Effect a Reverse Stock Split of Our Common Stock
Background
Our Board of Directors has unanimously approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation, which would:
•	effect a reverse stock split (“Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-10 to 1-for-25, inclusive.
Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the Annual Meeting and prior to the one-year anniversary of the Annual Meeting, or May 15, 2026. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.
Our stockholders are being asked to approve these proposed amendments pursuant to Proposal 4, and to grant authorization to our Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio.
Should we receive the required stockholder approvals for Proposal 4, our Board of Directors will have the sole authority to elect, at any time on or prior to the one-year anniversary of the Annual Meeting and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our common stock, between and including ten and twenty-five, that will be combined into one share of our common stock.
Notwithstanding approval of Proposal 4 by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split on or prior to the one-year anniversary of the Annual Meeting, stockholder approval would again be required prior to implementing any Reverse Stock Split.
By approving Proposal 4, our stockholders will: (a) approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between and including ten and twenty-five could be combined into one share of common stock; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board at its sole option, and to abandon each amendment not selected by our Board of Directors. Our Board of Directors may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.
Approval of Reverse Stock Split of Our Common Stock (Proposal 4)
Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A (the “Certificate of Amendment”).
We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-10 and 1-for-25, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects our Board of Director’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If our Board of Directors decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Delaware, or such later time as is chosen by our Board of Directors and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split
To maintain our listing on The Nasdaq Stock Market.
By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Stock Market. To continue our listing on The Nasdaq Stock Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On January 23, 2025, we were notified by the Nasdaq Listing Qualifications Department that we do not comply with the $1.00 minimum bid price requirement as our common stock had closed below the $1.00 minimum bid price for 33 consecutive business days. We were automatically provided with a 180-calendar day period, ending on July 22, 2025, within which to regain compliance. To regain compliance, our common stock must close at or above the $1.00 minimum bid price for at least 10 consecutive business days at the discretion of Nasdaq by July 22, 2025. If we do not regain compliance by July 22, 2025, we may be eligible for an additional 180-calendar day period to regain compliance, provided we transfer our common stock to The Nasdaq Capital Market and meet the continued listing requirement for the market value of publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market. If we do not regain compliance by the applicable compliance date, Nasdaq will notify us that our common stock will be subject to delisting. In that event, we may appeal the decision to a Nasdaq Listing Qualifications Panel (the “Panel”). In the event of an appeal, our common stock would remain listed on The Nasdaq Stock Market pending a written decision by the Panel following a hearing, unless we were afforded the second 180-day compliance period, in which case our common stock would trade in the over-the-counter (OTC) market while the appeal is pending. In the event that the Panel determines not to continue our listing and we are delisted from The Nasdaq Stock Market, our common stock will be delisted and may trade, or continue to trade (as applicable), on the OTC market or other small trading markets.
Our Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Stock Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC market, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors may not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.
Our Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to regain and maintain compliance with the $1.00 minimum bid price requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Stock Market by producing the immediate effect of increasing the bid price of our common stock.
To potentially improve the marketability and liquidity of our common stock.
Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.
•
Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in stocks trading below a certain price point or tend to discourage individual brokers from recommending such stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•
Stock Price Volatility: Because of the trading volatility often associated with stocks trading below a certain price point, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in such stocks or tend to discourage individual brokers from recommending such stocks to their customers. Some of those policies and practices may also make the processing of trades in stocks trading below a certain price point economically unattractive to brokers.

•
Transaction Costs: Investors may be dissuaded from purchasing stocks trading below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for such stocks.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split
In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 4, our Board of Directors may consider, among other things, various factors, such as:
•	the historical trading price and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•	our ability to maintain our listing on The Nasdaq Stock Market;
•	which Reverse Stock Split ratio would result in the least administrative cost to us;
•	prevailing general market and economic conditions; and
•
whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price for a sustained period and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules.
We expect that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.
We cannot assure you that our common stock will regain compliance with the Nasdaq minimum bid price requirement by the compliance date, July 22, 2025, or any subsequent compliance period that may be granted to us. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements under the Nasdaq Marketplace Rules, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders. If we are unable to satisfy the Nasdaq criteria for continued listing, our common stock would be subject to delisting. A delisting of our common stock could negatively impact us by, among other things, (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) decreasing the amount of news and analyst coverage of us; (iv) limiting our ability to issue additional securities or obtain additional financing in the future; (v) limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees. In addition, delisting from Nasdaq may negatively impact our reputation and, consequently, our business.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.
The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.
The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications.
The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 4 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. Our Board of Directors also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this Proposal 4 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is our Board of Directors currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 4 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
Effects of Reverse Stock Split
After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).
The principal effects of a Reverse Stock Split will be that:
•
depending on the Reverse Stock Split ratio selected by our Board of Directors, each ten to twenty-five shares of our common stock owned by a stockholder will be combined into one new share of our common stock;

•
no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•
the total number of authorized shares of our common stock will not be reduced proportionally to the Reverse Stock Split and, therefore, the Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock;

•
based upon the Reverse Stock Split ratio selected by our Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants (if any), which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.
The following table contains approximate information, based on share information as of March 31, 2025, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance(1)	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	500,000,000	295,283,653	126,176,942	78,539,405
Post-Reverse Stock Split 1:10	500,000,000	29,528,365	12,617,694	457,853,941
Post-Reverse Stock Split 1:11	500,000,000	26,843,968	11,470,631	461,685,401
Post-Reverse Stock Split 1:12	500,000,000	24,606,971	10,514,745	464,878,284
Post-Reverse Stock Split 1:13	500,000,000	22,714,127	9,705,918	467,579,955
Post-Reverse Stock Split 1:14	500,000,000	21,091,689	9,012,638	469,895,673
Post-Reverse Stock Split 1:15	500,000,000	19,685,576	8,411,796	471,902,628
Post-Reverse Stock Split 1:16	500,000,000	18,455,228	7,886,058	473,658,714
Post-Reverse Stock Split 1:17	500,000,000	17,369,626	7,422,173	475,208,201
Post-Reverse Stock Split 1:18	500,000,000	16,404,647	7,009,830	476,585,523
Post-Reverse Stock Split 1:19	500,000,000	15,541,244	6,640,891	477,817,865
Post-Reverse Stock Split 1:20	500,000,000	14,764,182	6,308,847	478,926,971
Post-Reverse Stock Split 1:21	500,000,000	14,061,126	6,008,425	479,930,449
Post-Reverse Stock Split 1:22	500,000,000	13,421,984	5,735,315	480,842,701
Post-Reverse Stock Split 1:23	500,000,000	12,838,419	5,485,954	481,675,627
Post-Reverse Stock Split 1:24	500,000,000	12,303,485	5,257,372	482,439,143
Post-Reverse Stock Split 1:25	500,000,000	11,811,346	5,047,077	483,141,577

(1)
Represents all shares reserved for issuance under our equity plans, including shares reserved for issuance pursuant to outstanding awards and shares available for future grant under such plans, as well as the milestone shares that may become issuable to the former of stockholders of ImmPACT pursuant to the Agreement and Plan of Merger between us and ImmPACT, dated October 24, 2024. Shares reserved for future issuance exclude any shares issuable pursuant to success payment obligations under our research and collaboration agreements with the Fred Hutchinson Cancer Center and The Board of Trustees of the Leland Stanford Junior University, each as more fully described under Note 4, License, Collaboration and Success Payment Agreements, to our audited consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, a number used to identify our common stock.
Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Stock Market under the symbol “LYEL” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split has occurred.

Effective Time
The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern Time, on the date of the filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date or other time as chosen by our Board of Directors and set forth in the Certificate of Amendment, which date and time we refer to in this Proposal 4 as the Effective Time. Except as explained below with respect to fractional shares, effective as of the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a fewer number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 4.
Cash Payment In Lieu of Fractional Shares
No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Stock Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Time (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.
As of March 31, 2025, there were 71 stockholders of record of our common stock. Upon stockholder approval of this Proposal 4, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held 14 shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-15, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of March 31, 2025, and assuming a Reverse Stock Split ratio of 1-for-15, we expect that cashing out fractional stockholders will not reduce the number of stockholders of record. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Record and Beneficial Stockholders
If this Proposal 4 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If this Proposal 4 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences
The par value per share of our common stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, on the Effective Time, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retrospectively in our financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.
No Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split.
Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders
The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to U.S. Holders (as defined below) of our common stock who hold their common shares as capital assets within the meaning of Section 1221 of Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based on provisions of the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect, which may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Stock Split.
This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder in light of their particular circumstances or to stockholders subject to special rules, including, without limitation, financial institutions, insurance companies, tax-exempt organizations dealers in securities, real estate investment trusts, regulated investment companies, stockholders who hold their pre-reverse split shares through individual retirement or other tax-deferred accounts, tax-exempt entities or organizations, stockholders who are not U.S. Holders (as defined below), stockholders who have a functional currency other than the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Code or Section 1244 stock for purposes of Section 1244 of the Code, stockholders who acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, or stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation.
In addition, this summary does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) the alternative minimum tax, the Medicare contribution tax on net investment income, or special tax accounting rules under Section 451(b) of the Code, or (e) tax consequences to holders of options, warrants or similar rights to acquire our common stock. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:
•	an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. In general, the federal income tax consequences of a Reverse Stock Split will vary depending upon whether a U.S. Holder receives cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. A U.S. Holder who receives solely a reduced number of shares of common stock will generally not recognize gain or loss in the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its old shares of common stock and such U.S. Holder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization such as the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.
A U.S. Holder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged.
We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.
THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.
Our Board Of Directors Recommends
A Vote In Favor Of Proposal 4

Executive Officers
The following table sets forth information regarding our executive officers as of the date hereof.

Name	Age	Principal Occupation/ Position Held With the Company
Executive Officers
Lynn Seely, M.D.	66	President, Chief Executive Officer and Director
Charles Newton	54	Chief Financial Officer
Stephen Hill	54	Chief Operating Officer
Gary Lee, Ph.D.	49	Chief Scientific Officer

Executive Officers
Lynn Seely, M.D. Biographical information regarding Dr. Seely is set forth under the “Continuing Directors” section in this Proxy Statement.
Charles Newton has served as our Chief Financial Officer since February 2021. From November 2015 to February 2021, he served as Managing Director & Co-Head of Healthcare Investment Banking in the Americas at Bank of America. From September 2010 to November 2015, Mr. Newton served as Managing Director at Credit Suisse where his last position was Co-Head of Healthcare Investment Banking in the Americas. From June 1996 to September 2010, he served in the investment banking division at Morgan Stanley where his last position was Managing Director and Head of Western Region Healthcare Investment Banking. He currently serves as a member of the board of directors of Coherus BioSciences, a publicly traded company, 2seventy bio, Inc., a publicly traded company that recently entered into a definitive agreement to be acquired by Bristol-Myers Squibb, and until its acquisition by Roche in February 2024, Carmot Therapeutics, a private biopharmaceutical company. Mr. Newton received an MBA from The Tuck School at Dartmouth College and a B.S. in Finance from Miami University.
Stephen Hill has served as our Chief Operating Officer since October 2021. He joined Lyell in June 2019 as our Chief Technical Operations Officer. From June 2018 to June 2019, he was Senior Vice-President, Head of Global Biologics Operations and from March 2016 to June 2018 as Vice-President, Site Head at AstraZeneca, a publicly-traded company. From December 2012 through February 2016, Mr. Hill served in multiple positions at Amgen, including as Vice President, Bulk Manufacturing, Executive Director, Plant Manager and Executive Director, Manufacturing Technologies. Mr. Hill received an MBA and a B.S. in Microbiology and B.A. in Political Science from the University of Washington.
Gary Lee, Ph.D., has served as our Chief Scientific Officer since January 2022. Dr. Lee is a veteran biotech executive with over a decade of experience leading cell and gene therapy programs for human applications. From October 2018 to January 2022, Dr. Lee was the Chief Scientific Officer at Senti Bio. From August 2005 to October 2018, Dr. Lee held positions of increasing scientific and leadership responsibility at Sangamo Therapeutics, including last as the Vice President of Cell Therapy. Dr. Lee earned his Ph.D. in Chemical Engineering from the University of California, Berkeley, and his B.S. in Chemical Engineering from the California Institute of Technology.

Security Ownership of
Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2025 by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each of our directors; (iii) each of our named executive officers set forth in the Summary Compensation Table; and (iv) all of our current directors and executive officers as a group.
Applicable percentage ownership of our common stock is based on 295,283,653 shares of our common stock outstanding as of March 31, 2025, adjusted as required by rules promulgated by the SEC. We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of March 31, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Lyell Immunopharma, Inc., 201 Haskins Way, South San Francisco, CA 94080.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Holders:
Entities affiliated with ARCH Venture Partners(1)	36,412,716	12.3%
Glaxo Group Limited(2)	30,253,189	10.2%
Milky Way Investments Group Limited(3)	20,162,332	6.8%
Entities affiliated with Foresite Capital(4)	19,478,893	6.6%
Gemini Investments, L.P.(5)	15,093,969	5.1%
Directors and Named Executive Officers:
Lynn Seely, M.D(6)	4,265,000	1.4%
Stephen Hill(7)	2,382,178	*
Matthew Lang, J.D.(8)	1,187,500	*
Richard D. Klausner, M.D.(9)	12,165,347	4.0%
Otis Brawley, M.D.(10)	750,640	*
Catherine Friedman(11)	1,301,370	*
Elizabeth Nabel, M.D.(12)	715,000	*
Robert Nelsen(13)	36,727,716	12.4%
Sumant Ramachandra, M.D., Ph.D.(14)	243,333	*
William Rieflin(15)	715,000	*
All current directors and executive officers as a group (12 persons)(16)	66,421,304	22.3%

*	Represents beneficial ownership of less than 1%.
(1)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2025 by ARCH Venture Fund IX, L.P. (“AVF IX”); ARCH Venture Partners IX, L.P. (“AVP IX LP”); ARCH Venture Partners IX, LLC (“AVP IX LLC”); ARCH Venture Fund IX Overage, L.P. (“AVF IX Overage”); ARCH Venture Partners IX Overage, L.P. (“AVF IX Overage GP”) (collectively, the “Reporting Entities”); and Keith Crandell, Clinton Bybee and Robert Nelsen (collectively, the “AVP IX Managing Directors” and individually, each an “AVP IX Managing Director”). The Reporting Entities and the AVP IX Managing Directors collectively are referred to as the “Reporting Persons.” AVF IX is the record owner of 18,206,358 shares of common stock (the “AVF IX Shares”) as of December 31, 2024. AVP IX LP, as the sole general partner of AVF IX, may be deemed to beneficially own the AVF IX Shares. AVF IX Overage is the record owner of 18,206,358 shares of common stock (the “AVF IX Overage Shares”; combined with AVF IX Shares, the “Record Shares”) as of December 31, 2024. AVF IX Overage GP, as the sole general partner of AVF IX Overage, may be deemed to beneficially own the AVF IX Overage Shares. AVP IX LLC, as the sole general partner of AVP IX LP and AVF IX Overage LP, may be deemed to beneficially own the Record Shares. As managing directors of AVP IX LLC, each AVP IX Managing Director may also be deemed to share the power to direct the disposition and vote of the Record Shares. Each Reporting Person disclaims beneficial ownership of the Record Shares except for the shares, if any, such Reporting Person holds of record, other than for purposes of determining their respective obligations under Section 13 of the Exchange Act. The Schedule 13G/A filed by the Reporting Persons provides information as of December 31, 2024 and, consequently, the beneficial ownership of the Reporting Persons may have changed between December 31, 2024 and March 31, 2025. The mailing address of the Reporting Persons is 8755 W. Higgins Avenue, Suite 1025, Chicago, IL 60631.
(2)
Based solely on information set forth in a Schedule 13G filed with the SEC on February 10, 2022 by GlaxoSmithKline plc (“GSK”). Represents 30,253,189 shares of common stock, of which GSK has sole voting and dispositive power through its indirect wholly-owned subsidiary, Glaxo Group Limited (“GGL”). The Schedule 13G filed by GSK provides information as of December 31, 2021 and, consequently, the beneficial ownership of GSK may have changed between December 31, 2021 and March 31, 2025. The mailing address of each of GSK and GGL is 980 Great West Road, Brentford, Middlesex, TW8 9GS, United Kingdom.

(3)
Based solely on information set forth in a Schedule 13G filed with the SEC on February 14, 2022 by Milky Way Investments Group Limited (“Milky Way”) and MWG Management Limited. Milky Way is controlled by MWG Management Limited, its corporate director. The Schedule 13G filed by the reporting entities provides information as of December 31, 2021 and, consequently, the beneficial ownership of the reporting entities may have changed between December 31, 2021 and March 31, 2025. The mailing address of Milky Way is c/o Trident Trust Company (B.V.I.) Limited, Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands.

(4)
Based solely on information set forth in a Schedule 13G filed with the SEC on February 14, 2025 by Foresite Capital Fund IV, L.P. (“Foresite IV”), Foresite Capital Management IV, LLC (“FCM IV”), Foresite Capital Fund V, L.P. (“Foresite V”), Foresite Capital Management V, LLC (“FCM V”), Foresite Capital Opportunity Fund V, L.P. (“Foresite Opp V”), Foresite Capital Opportunity Management V, LLC (“FCM Opp V”) and James Tananbaum (“Tananbaum”). Foresite IV is the record owner of 8,325,000 shares of common stock (the “Foresite IV Shares”) as of December 31, 2024, over which it has sole voting power and sole dispositive power, except that FCM IV, as the general partner of Foresite IV, may be deemed to have sole power to vote and dispose of these shares, and Tananbaum, the managing member of FCM IV, may be deemed to have sole power to vote and dispose of these shares. Foresite V is the record owner of 8,133,047 shares of common stock (the “Foresite V Shares”) as of December 31, 2024, over which it has sole voting power and sole dispositive power, except that FCM V, as the general partner of Foresite V, may be deemed to have sole power to vote and dispose of these shares, and Tananbaum, the managing member of FCM V, may be deemed to have sole power to vote and dispose of these shares. Foresite Opp V is the record owner of 3,020,846 shares of common stock (the “Foresite Opp V Shares”) as of December 31, 2024, over which it has sole voting power and sole dispositive power, except that FCM Opp V, as the general partner of Foresite Opp V, may be deemed to have sole power to vote and dispose of these shares, and Tananbaum, the managing member of FCM Opp V, may be deemed to have sole power to vote and dispose of these shares. The Schedule 13G filed by the reporting entities provides information as of December 31, 2024 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2024 and March 31, 2025. The mailing address of Foresite Capital is c/o Foresite Capital Management, 900 Larkspur Landing Circle, Suite 150, Larkspur, CA 94939.

(5)
Based solely on information set forth in a Schedule 13G filed with the SEC on February 14, 2022 by Gemini Investments, L.P. (“Gemini Investments”), Gemini GP Limited (“Gemini GP”), Orland Properties Limited (“Orland Properties”) and Newton (PTC) Limited (“Newton”). Gemini GP is the general partner of Gemini Investments, and as such, may be deemed to beneficially own the shares held directly by Gemini Investments. Orland Properties wholly owns Gemini GP, and as such, may be deemed to beneficially own the shares beneficially owned by Gemini GP. Newton wholly owns Orland Properties, and as such, may be deemed to beneficially own the shares beneficially owned by Orland Properties. The Schedule 13G filed by the reporting entities provides information as of December 31, 2021 and, consequently, the beneficial ownership of the reporting entities may have changed between December 31, 2021 and March 31, 2025. The mailing address of Gemini Investments is c/o Trident Trust Company (Cayman) Limited, One Capital Place, P.O. Box 847, Grand Cayman, KY1-1103, Cayman Islands.

(6)	Consists of 175,000 shares of common stock and 4,090,000 shares of common stock issuable upon exercise of stock options held by Dr. Seely that are exercisable within 60 days of March 31, 2025.
(7)	Consists of 20,399 shares of common stock and 2,361,779 shares of common stock issuable upon exercise of stock options held by Mr. Hill that are exercisable within 60 days of March 31, 2025.
(8)
Consists of 1,187,500 shares of common stock issuable upon exercise of stock options held by Mr. Lang that are exercisable within 60 days of March 31, 2025. In March 2025, Mr. Lang resigned as our Chief Business Officer and from all other offices of the Company, effective April 14, 2025. Mr. Lang was one of our two other most highly compensated executive officers as of December 31, 2024. As a result, he is one of our “named executive officers” for this Proxy Statement.

(9)
Consists of (i) 3,811,199 shares of common stock, of which 3,125,834 shares of common stock are held by Dr. Klausner, and 245,515 shares are held by each of The Ariella Klausner Delaware Trust and The Olivia Klausner Delaware Trust, and 194,335 shares are held by The Eli Klausner Delaware Trust (collectively, the “Klausner Trusts”); and (ii) 8,354,148 shares of common stock issuable upon exercise of stock options held by Dr. Klausner that are exercisable within 60 days of March 31, 2025. Dr. Klausner is a grantor of each of the Klausner Trusts and therefore may be deemed to share the power to direct the disposition and vote of the shares held by the trusts. Dr. Klausner disclaims beneficial ownership of all shares held by the Klausner Trusts, except to any pecuniary interest therein, if any, other than for purposes of determining his obligations under Section 13 of the Exchange Act. The JTC Trust Company (Delaware) is the trustee of each of the Klausner Trusts.

(10)	Consists of 35,640 shares of common stock and 715,000 shares of common stock issuable upon exercise of stock options held by Dr. Brawley that are exercisable within 60 days of March 31, 2025.
(11)
Consists of (i) 965,000 shares of common stock issuable upon exercise of stock options held by Ms. Friedman that are exercisable within 60 days of March 31, 2025, (ii) 100,000 shares of common stock held by The Duane Irrevocable Trust 2020 (“Duane Trust”) and (iii) 236,370 shares of common stock held by the Duane Family Trust (“Duane Family Trust”). Ms. Friedman is a trustee of the Duane Trust and the Duane Family Trust and therefore may be deemed to share the power to direct the disposition and vote of the shares held by the Duane Trust and/or the Duane Family Trust. Ms. Friedman disclaims beneficial ownership of all shares held by the Duane Trust and the Duane Family Trust, except to any pecuniary interest therein, other than for purposes of determining her obligations under Section 13 of the Exchange Act.

(12)	Consists of 715,000 shares of common stock issuable upon exercise of stock options held by Dr. Nabel that are exercisable within 60 days of March 31, 2025.
(13)
Includes 315,000 shares of common stock issuable upon exercise of stock options held by Mr. Nelsen that are exercisable within 60 days of March 31, 2025. Mr. Nelsen is an AVP IX Managing Director and may be deemed to beneficially own the shares held by AVF IX and AVF IX Overage as discussed in footnote 1. Mr. Nelsen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any, other than for purposes of determining his obligations under Section 13 of the Exchange Act.

(14)
Consists of 200,000 shares of common stock held by the Sumant Ramachandra Revocable Trust DTD 01/24/12, for which Dr. Ramachandra is grantor and trustee, and 43,333 shares of common stock issuable upon exercise of stock options held by Dr. Ramachandra that are exercisable within 60 days of March 31, 2025.

(15)	Consists of 715,000 shares of common stock issuable upon exercise of stock options held by Mr. Rieflin that are exercisable within 60 days of March 31, 2025.
(16)
Consists of (i) 41,235,745 shares of common stock held by our current directors and executive officers as a group and (ii) 25,185,559 shares of common stock issuable upon exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of March 31, 2025.

Executive Compensation
Summary Compensation Table
The following table shows for the fiscal years ended 2024 and 2023 compensation awarded to, earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Lynn Seely, M.D. President, Chief Executive Officer and Director	2024	675,962	—	474,000	—	324,000	21,414(4)	1,495,376
	2023	650,000	—	—	1,685,250	292,500	19,726	2,647,476
Stephen Hill Chief Operating Officer	2024	516,738	—	94,800	497,600	226,400	7,304 (5)	1,342,842
	2023	504,400	55,484	—	2,332,161	208,065	8,018	3,108,128
Matthew Lang, J.D. Chief Business Officer(6)	2024	516,423	400,000(7)	118,500	622,000	206,000	6,709(8)	1,869,632
	2023	250,000	—	—	3,662,100	94,521	1,732	4,008,353

(1)
The amounts represent the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718, of awards of PSUs, granted to our named executive officers, which are subject to performance conditions and market conditions. The grant date fair values of the PSUs subject to performance conditions are based on the probable outcome of such conditions and given the Company determined that it was not probable at grant that any of the performance conditions applicable to the PSUs would be met, the grant date fair values reported in the stock awards column for all of the PSUs subject to performance conditions is $0. The value of the PSUs subject to performance conditions at the grant date assuming that the highest level of performance conditions would be achieved is $2,160,000 for Dr. Seely, $432,000 for Mr. Hill and $540,000 for Mr. Lang. The grant date fair values of PSUs subject to the market conditions are estimated using Monte Carlo simulations, accounting for the maximum percentage of the PSUs subject to the market conditions being earned. See Note 14, Stock-based Compensation, to our audited consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a discussion of the assumptions used in the calculation. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(2)
Except as otherwise noted below, the amounts shown represent the sum of (a) the grant date fair values of option awards granted in 2024 and 2023, as computed in accordance with FASB ASC Topic 718 and (b) for 2023, the incremental fair values of the option awards resulting from the one-time repricing of certain stock options that had been granted under the 2021 Plan and 2018 Equity Incentive Plan (“2018 Plan”), approved by our Board of Directors in November 2023 (the “Repricing”). The Repricing impacted stock options with exercise prices greater than $2.37, and each such option was repriced to have a per share exercise price of $1.87, the closing price of our common stock on the repricing date, November 16, 2023. To be eligible to exercise the option at the new exercise price, option holders were required to remain employed with us through November 15, 2024. Any exercise of a repriced option prior to that date would have required payment of the original, higher exercise price. Additionally, as a condition of receiving the Repricing, the vesting schedule for the unvested shares underlying repriced stock options held by executives at the level of senior vice president and above, including our named executive officers, was extended for an additional year. No changes were made to the expiration dates of or number of shares underlying the repriced stock options. See Note 14, Stock-based Compensation, to our audited consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the assumptions used in the calculation. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(3)
The amounts shown represent the annual performance-based cash bonus earned by our named executive officers based on the achievement of certain corporate performance objectives during 2024 and 2023. For more information about the 2024 annual incentive bonus program, see the subsection below titled “Narrative to the Summary Compensation Table — Annual Performance Bonus – Non-Equity Incentive Plan Compensation.” These amounts were paid in early 2025 and 2024, respectively.

(4)
For Dr. Seely, the amount shown represents $16,586 of life insurance premiums paid by us on her behalf, which includes $5,918 for associated taxes, $4,750 in 401(k) matching contributions and $78 in other compensation.

(5)	For Mr. Hill, the amount shown represents $2,554 of life insurance premiums paid by us on his behalf, which includes $622 for associated taxes and $4,750 in 401(k) matching contributions.
(6)
Mr. Lang joined the Company in July 2023 and his 2023 salary amount was pro-rated for the period of time he was employed in 2023. In March 2025, Mr. Lang resigned as our Chief Business Officer and from all other offices of the Company, effective April 14, 2025.

(7)
The amount shown represents an advance sign-on bonus paid in 2023 pursuant to Mr. Lang’s offer letter and earned in 2024 upon his completion of one year of employment with us. See the subsection below titled “Employment Contracts and Change in Control Arrangements – Offer Letters – Matthew Lang, J.D.” for more information.

(8)	For Mr. Lang, the amount shown represents $1,959 of life insurance premiums paid by us on his behalf, which includes $699 for associated taxes, and $4,750 in 401(k) matching contributions.
Narrative to the Summary Compensation Table
Our Compensation Committee reviews compensation annually for all executive employees, including our named executive officers. In making compensation determinations, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our Company. For setting our 2024 executive compensation levels, our Compensation Committee also engaged Aon as compensation consultants to develop a comparative peer group of companies and to perform analyses of our executive compensation practices compared with current market practices and the peer group of companies.

Our Compensation Committee has historically determined our executive officers’ compensation and has typically reviewed and discussed management’s proposed compensation with our Chief Executive Officer for all executives other than our Chief Executive Officer. Based on those discussions and its discretion, our Compensation Committee then approved the compensation of each executive officer.
Annual Base Salary
Base salary represents the fixed portion of the compensation of our named executive officers, and it is an important element of compensation intended to attract and retain highly talented individuals. In February 2024, the Compensation Committee reviewed the base salaries of our named executive officers, taking into consideration the competitive market analysis prepared by Aon, its compensation consultant, and the recommendations of our Chief Executive Officer, as well as the other factors described in the section above. Following this review, the Compensation Committee approved base salary increases for our named executive officers. The base salary of Mr. Lang for 2023 was negotiated and approved in connection with his commencement of employment with us in 2023. The base salaries for our named executive officers for the fiscal years ended December 31, 2024 and December 31, 2023 were as follows:

Named Executive Officer	2024 Base Salary ($)(1)	2023 Base Salary ($)(2)	% Increase
Lynn Seely, M.D.	675,000	650,000	3.8%
Stephen Hill	514,488	504,400	2.0%
Matthew Lang, J.D.(3)	515,000	500,000	3.0%

(1)	The 2024 base salaries of the named executive officers became effective on March 1, 2024.
(2)
The 2023 base salaries of the named executive officers became effective on March 1, 2023 except for Mr. Lang’s 2023 base salary, which became effective on July 1, 2023, when he commenced employment with us as Chief Business Officer.

(3)	In March 2025, Mr. Lang resigned as our Chief Business Officer and from all other offices of the Company, effective April 14, 2025.
Bonus Compensation
From time to time, our Board of Directors or Compensation Committee, in its discretion, may approve bonuses for our executive officers based on individual performance, company performance or as otherwise determined to be appropriate. In 2023, Mr. Hill was awarded a discretionary cash bonus as recognition of his contribution to the achievement of key corporate objectives in 2023, in the amount of $55,484. This bonus amount was paid in early 2024.
Annual Performance Bonus – Non-Equity Incentive Plan Compensation
Our annual performance-based bonus plan is designed to provide employees with financial incentives for the achievement of program-specific, pipeline, research and functional corporate goals. Each of our executive officers is eligible to earn an annual incentive bonus of up to a percentage of his or her annual base salary, with such percentages set forth in his or her respective offer of employment letter, as may be subsequently adjusted by our Board of Directors or the Compensation Committee. Each goal is measured individually, and the percentage of goals achieved generally determines the bonus awarded, subject to the Board of Directors’ discretion.
For 2024, the payment of bonus amounts was based on achievement of the following corporate goals approved by our Board of Directors in January 2024 and related strategic priorities:

Corporate Goals		Weighting
•	Accelerate therapies to patients through clinical development of LYL797, LYL119 and LYL845	60%
•	Advance innovative research, reprogramming and manufacturing technologies	25%
•	Manage our people and financial resources to support our long-range plans	15%

In January 2025, our Board of Directors reviewed the Company’s performance against these pre-determined objectives, taking into account significant accomplishments in furtherance of these corporate goals and priorities, including the Company’s acquisition of ImmPACT in October 2024. After deliberation during a closed session without the presence of management, our Board of Directors determined the Company’s level of achievement against the 2024 corporate goals to be 80%. In January 2025, the Compensation Committee approved a bonus pool for our named executive officers at 80% of their bonus targets.

The target bonus opportunity for the named executive officers, as well as the actual bonus amounts earned, are set forth below:

Named Executive Officer	Target Bonus Opportunity (% of Base Salary)	Target Bonus Opportunity ($)	Actual Bonus Earned ($)
Lynn Seely, M.D.	60%	405,000	324,000
Stephen Hill	55%	282,968	226,400
Matthew Lang, J.D.(1)	50%	257,500	206,000

(1)	In March 2025, Mr. Lang resigned as our Chief Business Officer and from all other offices of the Company, effective April 14, 2025.
Equity Awards
Our equity-based incentive awards are designed to align the Company’s interests and those of our stockholders with those of our employees and consultants, including our named executive officers. Our Board of Directors or an authorized committee thereof is responsible for approving equity grants.
Historically, we have generally used stock options as an incentive for long-term compensation to our named executive officers because stock options allow our executive officers to profit from this form of equity compensation only if our stock price increases relative to the stock option’s exercise price, which is set at the fair market value of our common stock on the date of grant. For 2024, the Compensation Committee determined that PSUs should also be used to further align the interests of our named executive officers with the long-term performance of the Company. By tying our named executive officers’ compensation to specific performance metrics, such as clinical milestones or total shareholder return, our Board of Directors believes that PSUs will incentivize our named executive officers to focus on driving sustained value for the Company and our stockholders.
In 2024, our Compensation Committee determined that the equity grant for Dr. Seely would be 100% PSUs and, for our other named executive officers, the equity grants would be a combination of stock options and PSUs. The PSUs granted to the named executive officers that are subject to market conditions vest based upon the Company’s performance against two- and three-year relative total shareholder return goals (with such PSUs allocated equally between the performance periods), and the PSUs subject to performance conditions vest upon the achievement of certain clinical development milestones. With respect to PSUs subject to clinical development milestones, (a) two-thirds of such PSUs vest as follows: 50% vest upon the certification of achievement of the applicable milestone by our Compensation Committee, and the remaining 50% vest upon the earlier of (i) one year of continuous service of the applicable named executive officer from the date of certification of such achievement by our Compensation Committee and (ii) the end of the three-year performance period; and (b) the remaining one-third of such PSUs vest upon certification of the applicable clinical milestone by our Compensation Committee. The vesting of all PSU awards granted is also subject to the respective named executive officer’s continued service through each applicable vesting date.
In February 2024, the Compensation Committee approved stock option grants to Mr. Hill and Mr. Lang and PSU grants to Dr. Seely, Mr. Hill and Mr. Lang. The equity award grants made in 2024 to the named executive officers are set forth below:

Named Executive Officer	Stock Option Grant (# shares)(1)(2)	PSU Grant (# shares)(3)
Lynn Seely, M.D.	—	1,400,000
Stephen Hill	400,000	280,000
Matthew Lang, J.D.(4)	500,000	350,000

(1)
Represents the 2024 option grant made to the applicable named executive officer. Each option vests as to 12.5% of the total number of shares subject to the option six months after the vesting commencement date of February 9, 2024, and as to 1/48th of the total number of shares subject to the option each month thereafter on the same day of the month as the vesting commencement (or if there is no corresponding day, on the last day of the month), subject to the applicable named executive officer’s continued service to the Company through the applicable vesting date.

(2)	The options are subject to vesting acceleration, as described in more detail below under the section titled “Employment Contracts and Change in Control Arrangements.”

(3)
Represents the number of shares of our common stock subject to the 2024 PSU grants made to the applicable named executive officer that could be earned, assuming that the applicable performance conditions to which certain of the PSUs are subject will be achieved, and that the market conditions to which the remaining PSUs are subject will be achieved at the target level. If the PSUs subject to market conditions were achieved at the maximum level, the applicable named executive officer could earn an additional number of shares of our common stock with respect to such PSUs equal to 200,000, 40,000 and 50,000 shares of our common stock for Dr. Seely, Mr. Hill and Mr. Lang, respectively.

(4)	In March 2025, Mr. Lang resigned as our Chief Business Officer and from all other offices of the Company, effective April 14, 2025.
Outstanding Equity Awards at Fiscal Year End
The following table presents the outstanding equity awards held by each named executive officer as of December 31, 2024.

	Option Awards(1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price Per Share ($)	Vesting Commencement Date	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Lynn Seely, M.D.(4)	5/20/2021	400,000 (5)	— (6)	14.40	5/20/2021(7)	5/19/2031	—	—
	6/8/2022	65,000	—	5.31	6/8/2022(8)	6/7/2032	—	—
	12/15/2022	3,000,000	4,500,000	1.87 (9)	12/15/2022(9)(10)	12/14/2032	—	—
	2/9/2024	—	—	—	—	—	1,400,000	896,000
Stephen Hill	7/10/2019	500,000	—	1.87 (9)	6/19/2019(9)(10)	7/9/2029	—	—
	1/16/2020	163,624	1,376	1.87 (9)	2/1/2020(9)(11)	1/15/2030	—	—
	11/17/2020	391,500	58,500	1.87 (9)	12/1/2020(9)(11)	11/16/2030	—	—
	2/12/2021	82,141	17,859	1.87 (9)	3/1/2021(9)(11)	2/11/2031	—	—
	4/14/2021	68,390	16,610	1.87 (9)	4/14/2021(9)(11)	4/13/2031	—	—
	3/16/2022	437,499	262,501	1.87 (9)	2/9/2022(9)(12)	3/15/2032	—	—
	2/24/2023	412,500	487,500	2.13	2/9/2023(13)	2/23/2033	—	—
	2/9/2024	83,333	316,667	1.80	2/9/2024(13)	2/8/2034	280,000	179,200
Matthew Lang, J.D. (14)	8/10/2023	796,875	1,453,125	2.31	7/1/2023(15)	8/9/2033	—	—
	2/9/2024	104,167	395,833	1.80	2/9/2024(13)	2/8/2034	350,000	224,000

(1)	All of the option awards with grant dates prior to June 16, 2021 were granted under the 2018 Plan. Option awards with grant dates on or after June 16, 2021 were granted under the 2021 Plan.
(2)
Represents the number of PSUs subject to performance-based conditions and the threshold number of PSUs subject to market-based conditions that may vest upon or after, as applicable, the Compensation Committee’s certification of the attainment of the applicable performance and market conditions. The PSUs granted to the named executive officers that are subject to market conditions vest based upon the Company’s performance against two- and three-year relative total shareholder return goals (with such PSUs allocated equally between the performance periods), and the PSUs subject to performance conditions vest upon the achievement of certain clinical development milestones. With respect to PSUs subject to clinical development milestones, (a) two-thirds of such PSUs vest as follows: 50% vest upon certification of the achievement of the applicable milestone by our Compensation Committee, and the remaining 50% vest upon the earlier of (i) one year of continuous service by the applicable named executive officer from the date of certification of such achievement by our Compensation Committee and (ii) the end of the three-year performance period; and (b) the remaining one-third of such PSUs vest upon certification of the applicable clinical milestone by our Compensation Committee. The vesting of all PSU awards granted is also subject to the respective named executive officer’s continued service through each applicable vesting date.

(3)
The dollar amounts shown are determined by multiplying (x) the number of PSUs reported in the preceding column by (y) $0.64, the closing price of the Company’s common stock on December 31, 2024, the last trading day of 2024. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(4)
The option awards granted to Dr. Seely on May 20, 2021 and June 8, 2022 were in connection with her service as a member of our Board of Directors and, as such, their exercise prices were not eligible for the Repricing. The option award granted on December 15, 2022 was in connection with her commencement of employment with us as our President and Chief Executive Officer.

(5)
The option is early-exercisable, meaning that it can be exercised before it vests for shares of our common stock, subject to a repurchase right in favor of the Company that lapses in accordance with the same vesting provisions as the underlying option. Accordingly, the number of shares shown for the option in this column represents the number of shares that are early-exercisable, regardless of vesting status.

(6)
The option is early-exercisable, meaning that it can be exercised before it vests for shares of our common stock, subject to a repurchase right in favor of the Company that lapses in accordance with the same vesting provisions as the underlying option. Accordingly, there are no shares shown for the option in this column as all shares underlying the options are early-exercisable, regardless of vesting status.

(7)
The option vests as to 1/36th of the shares initially underlying the option each month until fully vested on the third anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date.

(8)
The option fully vests as to 100% of the shares initially underlying the option on the first anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date.

(9)
Pursuant to the Repricing, the exercise price of the repriced options has been modified to be $1.87 per share, the closing price of our common stock on the repricing date, November 16, 2023. To be eligible to exercise the option at the new exercise price, option holders were required to remain employed with us through November 15, 2024. All vested shares underlying the repriced options as of the repricing date remained vested. Pursuant to the Repricing, the vesting schedules for the unvested shares underlying repriced options held by the named executive officers on the repricing date were extended for an additional year, and all unvested shares as of the repricing date will vest in equal monthly installments over the updated vesting schedule. There is no change to the expiration dates of or number of shares underlying the repriced options.
(10)
Under the original vesting schedule in effect prior to the Repricing, the options vest as to 25% of the shares initially underlying the option on the first anniversary of the vesting commencement date and as to 1/48th of the shares initially underlying the option each month until fully vested on the fourth anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date. The original vesting schedule has since been modified pursuant to the Repricing, as described under footnote 9 above.

(11)
Under the original vesting schedule in effect prior to the Repricing, the option vests as to 1/48th of the shares initially underlying the option each month until fully vested on the fourth anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date. The original vesting schedule has since been modified pursuant to the Repricing, as described under footnote 9 above.

(12)
Under the original vesting schedule in effect prior to the Repricing, the option vests as to 12.5% of the shares initially underlying the option on the date that is six (6) months after the vesting commencement date and as to 1/48th of the shares initially underlying the option each month thereafter until fully vested on the fourth anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date. The original vesting schedule has since been modified pursuant to the Repricing, as described under footnote 9 above.

(13)
The option vests as to 12.5% of the shares initially underlying the option on the date that is six (6) months after the vesting commencement date and as to 1/48th of the shares initially underlying the option each month thereafter until fully vested on the fourth anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date.

(14)	In March 2025, Mr. Lang resigned as our Chief Business Officer and from all other offices of the Company, effective April 14, 2025.
(15)
The option vests as to 25% of the shares initially underlying the option on the first anniversary of the vesting commencement date and as to 1/48th of the shares initially underlying the option each month until fully vested on the fourth anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date.

Each of the options included in the table above for the named executive officers is eligible for vesting acceleration as described below under the subsection titled “Employment Contracts and Change in Control Arrangements.”
Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2024.
Employment Contracts and Change in Control Arrangements
Below are descriptions of our offer letters with our named executive officers. The offer letters with our named executive officers generally provide for at-will employment and set forth the named executive officer’s initial base salary, annual target bonus, and eligibility to participate in our employee benefit plans.
Offer Letters
Lynn Seely, M.D.
In December 2022, we and Dr. Seely entered into an offer of employment letter that governs the current terms of her employment with us as our President and Chief Executive Officer. Dr. Seely’s annual base salary is subject to annual review by the Compensation Committee. Dr. Seely is eligible to earn an annual incentive bonus of up to 60% of her base salary, based on the achievement of performance objectives to be determined by our Board of Directors.
Dr. Seely’s offer of employment letter provides for severance benefits upon certain qualifying terminations of her employment. In the event of a termination of her employment by us without Cause (as defined below) or her resignation for Good Reason (as defined below), Dr. Seely will be eligible to receive (i) a lump-sum severance payment equal to the sum of (a) 18 months of her then-current base salary and (b) 1.5 times her annual incentive bonus at the target level for the year in which termination occurs, (ii) up to 18 months of payments of COBRA premiums for Dr. Seely and her eligible dependents or, at our discretion, a monthly cash payment equal to the monthly premium cost for such benefits and (iii) an additional 18 months of vesting credit for any then outstanding equity awards and the post-termination exercise period of her then outstanding vested stock options shall be exercisable until the earliest of the 12 month anniversary of her termination of employment, the expiration date of any such options’ term or a Change in Control.
In addition, if either (a) in a Change in Control her then outstanding equity awards are not assumed, substituted or replaced with awards of similar or equal value or (b) her employment is terminated by the Company without Cause or by her for Good Reason during the period beginning on the date that is 3 months prior to the effective date of a Change in Control and ending on the date that is 24 months following the effective date of such Change in Control, then 100% of any then outstanding equity awards shall become fully vested.

These severance benefits are conditioned upon Dr. Seely timely executing and not revoking a general release and waiver of all claims against us.
For the purposes of Dr. Seely’s offer of employment letter, the following definitions of “Cause” and “Good Reason,” as set forth in the letter, apply:
“Cause” means (a) Dr. Seely is indicted for, convicted of or plead guilty or nolo contendere to a felony or crime involving moral turpitude; (b) Dr. Seely engages in conduct that constitutes willful gross negligence or willful misconduct in carrying out her duties; (c) Dr. Seely breaches any covenant or any material provision of any agreement with the Company, including, among other things, a willful and material breach of written Company policy; (d) Dr. Seely materially violates a federal law or state law that the Board of Directors reasonably determines has had, or is reasonably likely to have, a material detrimental effect on the Company’s reputation or business; or (e) Dr. Seely commits an act of fraud or dishonesty in the performance of her job duties; except in the case of (b) or (c) above, if any such conduct or breach is curable and Dr. Seely fails to cure such conduct or breach to the reasonable satisfaction of the Board of Directors within 15 days following the date the Company delivers written notice of such conduct or breach to her.
“Good Reason” means that Dr. Seely, without her express, written consent, (a) has incurred a material reduction in authority, title, duties or responsibilities at the Company or a successor employer (with respect to a termination in connection with a Change in Control, relative to the her authority, title, duties or responsibilities immediately prior to the Change in Control); (b) has suffered a material breach of her offer of employment letter or any other material agreement by the Company or a successor employer; (c) has been required to relocate or travel more than 35 miles from her then current place of employment in order to continue to perform the duties and responsibilities of her position (not including customary travel as may be required by the nature of her position); or (d) has been directed by the Board of Directors to knowingly and intentionally violate any material state, federal or foreign law, rule or regulation applicable to the Company. Termination of employment by Dr. Seely will not be for Good Reason unless (1) she notifies the Company in writing within 30 days of the initial existence of such condition (which notice specifically identifies such condition), (2) the Company fails to remedy such condition within 30 days after the date on which it receives such notice (the “Remedial Period”) and (3) she actually terminates employment immediately after the expiration of the Remedial Period and before the Company remedies such condition. If she terminates employment before the expiration of the Remedial Period or after the Company remedies the condition (even if after the end of the Remedial Period), then the termination will not be considered to be for Good Reason.
Stephen Hill
In May 2019, we and Mr. Hill entered into an offer of employment letter governing the terms of his employment as our Chief Technical Operations Officer. Mr. Hill’s annual base salary is subject to annual review by the Compensation Committee. Pursuant to his offer of employment letter, Mr. Hill is eligible to earn an annual incentive bonus of up to 50% of his base salary, based on the achievement of performance objectives to be determined by our Board of Directors, which was subsequently increased to up to 55% of his base salary in connection with his promotion to Chief Operating Officer in November 2021.
In April 2022, Mr. Hill entered into an agreement with us pursuant to which he waived his right to receive severance benefits provided for in his offer of employment letter upon certain qualifying terminations of his employment in order to participate in our Amended Severance Plan (as defined below) and is eligible thereunder for severance benefits upon certain qualifying terminations of his employment, as further described below under the subsection titled “Officer Severance Plan.”
Matthew Lang, J.D.
In March 2025, Mr. Lang resigned as our Chief Business Officer and from all other offices of the Company, effective April 14, 2025. The below is a description of the material terms of Mr. Lang’s employment arrangement with the Company prior the effective date of his resignation.
In May 2023, we and Mr. Lang entered into an offer of employment letter governing the terms of his employment as our Chief Business Officer. Mr. Lang’s annual base salary was subject to annual review by the Compensation Committee. Pursuant to the terms of his offer of employment letter, Mr. Lang received an advance signing bonus of $400,000, which was earned in July 2024 upon his completion of one year of employment with us.
Mr. Lang was eligible to earn an annual incentive bonus of up to 50% of his base salary, based on the achievement of performance objectives to be determined by our Board of Directors. The offer of employment letter provided that

Mr. Lang’s annual incentive bonus for 2023 was to be prorated based upon his salary and target bonus level provided for in the offer of employment letter and the length of his employment during the 2023 fiscal year from July 1, 2023 through the end of the 2023 fiscal year.
Mr. Lang was eligible to participate in our Amended Severance Plan and was eligible thereunder for severance benefits upon certain qualifying terminations of his employment, as further described below under the subsection titled “Officer Severance Plan.” Notwithstanding his participation in the Amended Severance Plan, the terms and definitions in Mr. Lang’s offer of employment letter related to severance and/or accelerated vesting benefits superseded (without duplication) the corresponding terms and definitions provided in the Amended Severance Plan.
Mr. Lang’s employment letter provided for severance benefits upon certain qualifying terminations of his employment. In the event his employment was terminated by the Company without Cause or by him for Good Reason (each as defined below), (i) the Company would have paid him a lump-sum payment equal to the sum of (a) twelve (12) months of his base salary and (b) one (1) times his annual bonus paid at target level (the “Lang Cash Severance Payments”); and (ii) he would have received an additional twelve (12) months of vesting credit for any then outstanding equity awards and the post-termination exercise period of his then outstanding vested stock options would have ended on the earliest of the twelve (12) month anniversary of his termination of employment, the expiration date of any such option’s term or a Change in Control (as defined in the Amended Severance Plan). In addition, provided that he was eligible for and timely elected group health plan continuation coverage under COBRA, the Company would have paid the premiums for him and his dependents to continue group medical, vision and dental coverage under COBRA directly to the insurer or COBRA administrator, as applicable, consistent with terms set forth in the Amended Severance Plan.
In addition, if either (a) in a Change in Control his then outstanding equity awards were not assumed, substituted or replaced with awards of similar or equal value or (b) his employment was terminated by the Company without Cause or by him for Good Reason during the period beginning on the date that is three (3) months prior to the effective date of a Change in Control and ending on the date that is twenty-four (24) months following the effective date of such Change in Control, then 100% of any then outstanding equity awards would have become fully vested.
In order to receive the Lang Cash Severance Benefits or the equity acceleration described above, Mr. Lang would have first been required to execute a release in favor of the Company in substantially the same form as set forth in the Amended Severance Plan, and the Release would have needed to become effective and irrevocable within sixty (60) days following his termination date.
For the purposes of Mr. Lang’s offer of employment letter, the following definitions of “Cause” and “Good Reason,” as set forth in the letter, applied:
“Cause” means (a) he is indicted for, convicted of, or plead guilty or nolo contendre to a felony or crime involving moral turpitude; (b) he engages in conduct that constitutes willful gross negligence or willful misconduct in carrying out his duties; (c) he breaches any covenant or any material provision of any agreement with the Company, including, among other things, a willful and material breach of written Company policy; (d) he materially violates a federal law or state law that the Board reasonably determines has had, or is reasonably likely to have, a material detrimental effect on the Company’s reputation or business; or (e) he commits an act of fraud or dishonesty in the performance of his job duties; provided, however, in the case of (b) or (c) above, if any such conduct or breach is curable, he fails to cure such conduct or breach to the reasonable satisfaction of the Board within fifteen (15) days following the date the Company delivers written notice of such conduct or breach to him.
“Good Reason” means that without his express, written consent, (a) he has incurred a material reduction in authority, duties or responsibilities at the Company or a successor employer (with respect to a termination in connection with a Change in Control, relative to the his authority, title, duties or responsibilities immediately prior to the Change in Control); (b) he has suffered a material breach of his offer of employment letter or any other material agreement by the Company or a successor employer; (c) he has been required to relocate or travel more than thirty-five (35) miles from his then current place of employment in order to continue to perform the duties and responsibilities of his position (not including customary travel as may be required by the nature of his position); or (d) he has been directed by the Board of Directors to knowingly and intentionally violate any material state, federal or foreign law, rule or regulation applicable to the Company. Termination of employment by him will not be for Good Reason unless (1) he notifies the Company in writing within thirty (30) days of the initial existence of such condition (which notice specifically identifies such condition), (2) the Company fails to remedy such condition within thirty (30) days after the date on which it receives such notice (the “Remedial Period”), and (3) he actually terminates employment immediately after the expiration of the Remedial Period and before the Company remedies such condition. If he terminates employment before the expiration of the Remedial Period or after the Company remedies the condition (even if after the end of the Remedial Period), then the termination will not be considered to be for Good Reason.
Mr. Lang did not and will not receive any severance benefits in connection with his resignation as Chief Business Officer and all other offices of the Company under the terms of his employment letter and the Amended Severance Plan.
Officer Severance Plan
In February 2022, our Compensation Committee approved an amended Officer Severance Plan (the “Amended Severance Plan”), which amends and restates in its entirety our prior Officer Severance Plan that became effective in July 2019.
The Amended Severance Plan, which is administered by our Compensation Committee, provides severance and/or accelerated vesting benefits to certain of our eligible employees who hold the title of vice president or above (other than our Chief Executive Officer) and are designated by our Compensation Committee and if applicable, agree to forego any severance benefits provided for in an individually negotiated employment contract or agreement (the “Eligible Employees”) upon certain qualifying terminations of employment, as described in more detail below. Mr. Hill is an Eligible Employee and therefore eligible for severance benefits under the Amended Severance Plan and is considered a “Tier I Employee” (as defined below) thereunder. Prior to his resignation effective April 14, 2025, Mr. Lang was an Eligible Employee and therefore eligible for severance benefits under the Amended Severance Plan and was considered a “Tier I Employee” thereunder. Effective as of April 14, 2025, Mr. Lang is no longer an Eligible Employee and therefore is no longer eligible for severance benefits under the Amended Severance Plan as a “Tier I Employee.”
Under the terms of the Amended Severance Plan, if we terminate an Eligible Employee’s employment without Cause (as defined below) (excluding by reason of death or disability) or the Eligible Employee resigns for Good Reason (as defined below) (each, a “Qualifying Termination”) and the Eligible Employee timely executes a general release of claims in favor of us, Eligible Employees who are Tier I Employees will receive the following severance benefits: (1) if such Qualifying Termination occurs outside the Change in Control Protection Period (as defined below): (a) cash payments equal to the sum of (i) an amount equal to twelve months of the Eligible Employee’s annual base salary and (ii) a pro-rated annual target bonus for the year in which the Qualifying Termination occurs and (b) payment of the employer portion of premiums for coverage under COBRA for the Eligible Employee and the Eligible Employees dependents (if any) for up to twelve months following the Qualified Termination; or (2) if such Qualifying Termination occurs during the Change in Control Protection Period (a) cash payments equal to the sum of (i) an amount equal to twelve months of the Eligible Employee’s annual base salary, (ii) 100% of the annual target bonus for the Eligible Employee for the year in which the Qualifying Termination occurs and (iii) any guaranteed or accrued bonus the Eligible Employee is eligible to receive as of the date of such Qualifying Termination, (b) payment of the employer portion of premiums for coverage under COBRA for the Eligible Employee and the Eligible Employee’s dependents (if any) for up to twelve months following the Qualifying Termination and (c) accelerated vesting of 100% of the Eligible Employee’s then outstanding and unvested equity awards which would otherwise become vested solely based on the Eligible Employee’s continued service to us.
For the purposes of the Amended Severance Plan, the following definitions of “Cause, “Good Reason,” “Change in Control,” “Change in Control Protection Period” and “Tier I Employee,” as set forth in the Amended Severance Plan, apply:
“Cause” means, with respect to any Eligible Employee, (i) “Cause” as defined in the applicable offer letter or employment agreement between the Eligible Employee and the Company; or (ii) in the absence of any definition of “Cause” contained in such employment agreement or offer letter, (a) the Eligible Employee is indicted for, convicted of, or pleads guilty or nolo contendere to, a felony or crime involving moral turpitude; (b) the Eligible Employee engages in conduct that constitutes willful gross negligence, willful misconduct, or unsatisfactory performance in carrying out the Eligible Employee’s duties under the Eligible Employee’s offer letter or employment agreement, and, if curable, such breach remains uncured following fifteen days prior written notice given by the Company to the Eligible Employee specifying such conduct; (c) the Eligible Employee has breached any covenant or any material provision of any agreement with the Company, including among other things, a willful and material breach of written Company policy, and, if curable, such breach remains uncured following fifteen days’ prior written notice specifying such breach given by the Company to the Eligible Employee; (d) the Eligible Employee’s material violation of federal law or state law that our Board of Directors reasonably determines has had or is reasonably likely to have a material detrimental effect on the Company’s reputation or business; or (e) the Eligible Employee’s act of fraud or dishonesty in the performance of the Eligible Employee’s job duties.
“Change in Control” means any transaction or series of related transactions pursuant to which any individual or entity acquires (a) more than fifty percent of the issued and outstanding equity securities of the Company or (b) all or substantially all of the assets of the Company (in either case, whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of the Company’s equity securities by sale, exchange or transfer of the Company’s consolidated assets or otherwise); except where applied to compensation subject to Section 409A, any acceleration of or change in payment shall only apply (if required by Section 409A) if the corporate transaction is also a change in control event described in Treasury Regulation 1.409A-3(i)(5).
“Change in Control Protection Period” means the period beginning on the date that is three months prior to the effective date of a Change in Control (as defined above) and ending on the date that is the one-year anniversary of the effective date of such Change in Control.
“Good Reason” means that the Eligible Employee, without the Eligible Employee’s express, written consent, (a) has incurred a material reduction in authority, title, duties or responsibilities at the Company or a successor employer (with respect to a termination in connection with a Change in Control, relative to the Eligible Employee’s authority, title, duties or responsibilities immediately prior to the Change in Control); (b) has suffered a material breach of the Eligible Employee’s offer letter or employment agreement (if any) by the Company or a successor employer; (c) has been required to relocate or travel more than fifty miles from the Eligible Employee’s then current place of employment in order to continue to perform the duties and responsibilities of the Eligible Employee’s position (not including customary travel as may be required by the nature of the Eligible Employee’s position); or (d) has been directed by our Board of Directors to violate knowingly and intentionally any material state, federal or foreign law, rule or regulation applicable to the Company.
“Tier I Employee” means any Eligible Employee who prior to the date of his or her Qualifying Termination or a Change in Control was identified by the Company as a CEO Report or C-Suite executive, except for the Chief Executive Officer.
Incentive Compensation Recoupment Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and our Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, in an effort to further align the interests of our executive officers with those of our stockholders, in September 2023, we adopted a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our named executive officers (“NEOs”), including our current and former principal executive officer (“PEOs”) and certain financial performance of the Company. As we are a “smaller reporting company,” as defined under Item 10(f)(1) of Regulation S-K, we are providing information relating only to fiscal years 2024, 2023 and 2022.

Year (a)	Summary Compensation Table Total for First PEO(1) ($) (b)	Summary Compensation Table Total for Second PEO(1) ($) (c)	Compensation Actually Paid to First PEO(2) ($) (d)	Compensation Actually Paid to Second PEO(2) ($) (e)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($) (f)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($) (h)	Value of Initial Fixed $100 Investment Based On:	Net Income (thousands)(6) ($) (h)
							Total Shareholder Return(5) ($) (f)
2024	—	1,495,376	—	(3,237,463)	1,606,237	72,810	8.27	(342,994)
2023	—	2,647,476	—	(7,936,183)	3,210,333	1,129,554	25.06	(234,632)
2022	12,119,604	18,686,189	(7,436,043)	18,503,089	3,999,156	(278,006)	44.83	(183,118)

(1)
The dollar amounts reported in columns (b) are the amounts of total compensation reported for (i) with respect to 2024 and 2023, Lynn Seely, M.D. (our Chief Executive Officer for both entire years); (ii) with respect to 2022, Elizabeth Homans (our Chief Executive Officer until December 15, 2022) as our “First PEO” and Dr. Seely (our Chief Executive Officer commencing December 15, 2022) as our “Second PEO” in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)
The dollar amounts reported in columns (c) represent the amount of “compensation actually paid” to (i) with respect to 2024 and 2023, Dr. Seely and (ii) with respect to 2022, Ms. Homans and Dr. Seely, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Homans and Dr. Seely during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Homans’ and Dr. Seely’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for First PEO ($)	Reported Value of Equity Awards for First PEO(a) ($)	Equity Award Adjustments for First PEO(b) ($)	Compensation Actually Paid to First PEO ($)
2024	—	—	—	—
2023	—	—	—	—
2022	12,119,604	10,130,622	(9,425,025)	(7,436,043)

Year	Reported Summary Compensation Table Total for Second PEO ($)	Reported Value of Equity Awards for Second PEO(a) ($)	Equity Award Adjustments for Second PEO(b) ($)	Compensation Actually Paid to Second PEO ($)
2024	1,495,376	474,000	(4,258,839)	(3,237,463)
2023	2,647,476	1,685,250	(8,898,409)	(7,936,183)
2022	18,686,189	18,640,500	18,457,400	18,503,089

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards for First PEO ($)	Change in Fair Value of Outstanding and Unvested Equity Awards for First PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for First PEO ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for First PEO ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for First PEO ($)	Total Equity Award Adjustments for First PEO ($)
2024	—	—	—	—	—	—
2023	—	—	—	—	—	—
2022	1,968,553	(9,371,423)	1,472,587	(3,494,742)	—	(9,425,025)

Year	Year End Fair Value of Equity Awards for Second PEO ($)	Change in Fair Value of Outstanding and Unvested Equity Awards for Second PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for Second PEO ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for Second PEO ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for Second PEO ($)	Total Equity Award Adjustments for Second PEO ($)
2024	585,540	(4,464,450)	—	(379,929)	—	(4,258,839)
2023	—	(7,001,445)	—	(1,896,964)	—	(8,898,409)
2022	19,133,906	(503,729)	—	(172,776)	—	18,457,400

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our current and former PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding our current and former PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Stephen Hill and Matthew Lang, J.D.; (ii) for 2023, Charles Newton, Stephen Hill, Matthew Lang, J.D., Gary Lee, Ph.D. and Tina Albertson, M.D., Ph.D.; (iii) for 2022, Charles Newton, Stephen Hill, Gary Lee, Ph.D. and Rahsaan W. Thompson.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our current and former PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our current and former PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding our current and former PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2)(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity wards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2024	1,606,237	666,450	(866,977)	72,810
2023	3,210,333	2,410,690	329,911	1,129,554
2022	3,999,156	3,105,152	(1,172,011)	(278,006)

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Average Equity Award Adjustments ($)
2024	281,657	(1,076,339)	87,042	(159,337)	—	(866,977)
2023	1,043,424	(536,147)	172,101	(106,207)	(243,260)	329,911
2022	1,470,548	(2,108,564)	303,056	(837,051)	—	(1,172,011)

(5)
For the relevant fiscal year, represents the cumulative total stockholder return of our common stock at the end of such fiscal year. In each case, assume an initial investment of $100 on December 31, 2021.

(6)
The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year. Due to the fact that the Company is not a commercial-stage company, the Company did not have any revenue during the periods presented, other than revenue primarily associated with an upfront payment under the Company’s license and collaboration agreement with GlaxoSmithKline (GSK). Consequently, the Company did not use net income (loss) as a performance measure in its executive compensation program.

Narrative To Pay Versus Performance Table
Analysis of the Information Presented in the Pay Versus Performance Table
The Company’s executive compensation program reflects a performance-driven compensation philosophy. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Net Loss
Because the Company is a pre-commercial stage company, we had no revenue during the periods presented, other than revenue primarily associated with an upfront payment under the Company’s license and collaboration agreement with GlaxoSmithKline Intellectual Property (No. 5) Limited and Glaxo Group Limited (together, “GSK”). Consequently, we do not use net income (loss) as a performance measure in our executive compensation program. Moreover, as a pre-commercial stage company with only limited, nonrecurring revenue associated with license and collaboration agreements, we do not believe there is any meaningful relationship between our net income (loss) and compensation actually paid to our NEOs during the periods presented.
Compensation Actually Paid and Cumulative Company TSR
The chart below shows the relationship between the compensation actually paid to our current and former PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the years presented in the table, on the other.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants stock options to its employees, including the named executive officers. Stock options granted to new hire employees are generally granted effective as of the 10th day of the month immediately following the month of the employee’s commencement of employment with the Company, so long as such employee is still in service with the Company as of the date of grant. Non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial election or appointment to the Board of Directors and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Non-Employee Director Compensation—Non-Employee Director Compensation Policy.” For annual employee stock options, the Company’s typical practice is to grant them on the 10th day of the month following the month in which the options are approved (if the 10th day of the month does not occur on a trading day for the Nasdaq Stock Market, then the grant occurs on the trading day immediately preceding the 10th day of the month).
New hire grants and grants pursuant to the Non-Employee Director Compensation Policy are made on predetermined grant dates pursuant to the Company’s Third Amended and Restated Equity Incentive Grant Policy and the Non-Employee Director Compensation Policy, respectively, regardless of whether there is any material nonpublic information (“MNPI”) about the Company on such dates, and such grant dates are not specifically timed in relation to the Company’s disclosure of MNPI. With respect to annual grants to our employees, because the Compensation Committee has a practice of generally granting stock options on the 10th day of the month following the month in which the options are approved, the Compensation Committee generally does not take MNPI into account when determining the timing of awards and it does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2024
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted stock units (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	53,114,302(1)	$2.49 (2)	46,226,970 (3)
Equity compensation plans not approved by stockholders	—	—	—
Total	53,114,302	$2.49	46,226,970

(1)
Consists of outstanding awards under the 2018 Plan and the 2021 Plan, including 5,623,819 and 2,703,400 shares subject to restricted stock units (“RSUs”) and PSUs, respectively. Excludes purchase rights accruing under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Each offering under our 2021 ESPP consists of one six-month purchase period (except for the initial purchase period, which commenced on June 16, 2021 in connection with our initial public offering and ended May 18, 2022), and eligible employees may purchase shares of our common stock at a price equal to 85% of the fair market value of our common stock on the first or last day of the offering period, whichever is lower.

(2)
Excludes 5,623,819 and 2,703,400 shares of common stock subject to outstanding RSUs and PSUs, respectively, that will be issued as the RSUs and PSUs vest without any cash consideration payable for such shares.

(3)
As of December 31, 2024, 41,180,525 shares of common stock remained available for future issuance under the 2021 Plan, and 5,046,445 shares of common stock remained available for future issuance under the 2021 ESPP. The number of shares remaining available for future issuance under the 2021 Plan automatically increases on January 1st each year, through and including January 1, 2031, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares as determined by our Board of Directors prior to January 1st of a given year. On January 1, 2025, the number of shares available for issuance under the 2021 Plan automatically increased by 14,743,777 shares of our common stock. The number of shares remaining available for future issuance under the 2021 ESPP automatically increases on January 1st of each year through and including January 1, 2031, in an amount equal to the least of (i) 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, (ii) 4,940,000 shares of our common stock, or (iii) a number of shares as determined by our Board of Directors prior to January 1st of a given year. In December 2024, the Board of Directors approved no increase to the number of shares authorized under the 2021 ESPP and, as a result, there was no automatic increase to the number of shares available for issuance under the 2021 ESPP on January 1, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Transactions Policy and Procedures
We have adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors). Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to our Audit Committee for review, consideration and approval or ratification.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts (including the proposed aggregate value), the interests, direct and indirect, of the related persons, the benefits to us of the transaction, the availability of other sources of comparable products or services, an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to or from, as the case maybe, an unrelated third party, and management’s recommendation.
To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In approving or rejecting any proposed related person transaction, our Audit Committee considers all relevant available facts and circumstances, including, but not limited to (a) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, (b) the risks, costs and benefits to us, (c) the extent of the related person’s interest in the transaction, including, without limitation, the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, and (d) the availability of other sources for comparable services or products. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval or ratification. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee approves only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the Committee determines in the good faith exercise of its discretion.
Certain Related Person Transactions
Since January 1, 2023, we have not had any related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K other than as set forth below.
Limitations on Liability and Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board of Directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers. These agreements provide, among other things, that we will indemnify our executive officer or director, under the circumstances and to the extent provided for in the indemnification agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this Proxy Statement include, but are not limited to, statements regarding our business strategies, the expected or potential benefits of implementing a Reverse Stock Split as described in Proposal 4 and other statements that are not historical fact. In some cases, you can identify forward-looking statements by terms such as: “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “seeks,” “should” and “will.” These statements are based on our current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including those described under the heading “Risk Factors” in Lyell’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025. Forward-looking statements contained in this Proxy Statement are made as of this date, and Lyell undertakes no duty to update such information except as required under applicable law.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Lyell Immunopharma, Inc., 201 Haskins Way, South San Francisco, CA 94080, Attn: Investor Relations, or contact us at (650) 695-0677. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Charles Newton
Chief Financial Officer

April 21, 2025
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Lyell Immunopharma, Inc., 201 Haskins Way, South San Francisco, CA 94080, Attn: Investor Relations. Our Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.
The Annual Report on Form 10-K is also available at www.proxyvote.com.

Appendix A
CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
LYELL IMMUNOPHARMA, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Lyell Immunopharma, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
ONE: The name of the Corporation is Lyell Immunopharma, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on June 29, 2018.
TWO: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) by adding the following to the end of Article IV, Section A:
Effective as of the effective time of [5:00] p.m., Eastern Time, on [DATE]1 (the “Effective Time”), each [ten (10), eleven (11), twelve (12), thirteen (13), fourteen (14), fifteen (15), sixteen (16), seventeen (17), eighteen (18), nineteen (19), twenty (20), twenty-one (21), twenty-two (22), twenty-three (23), twenty-four (24) or twenty-five (25)]2 shares of the Corporation’s Common Stock, par value $0.0001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock or the authorized number of shares of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.
[1]	Insert 5:00 p.m. Eastern Time on the date of filing with the Secretary of State of the State of Delaware or such later date or time chosen by the Board.
[2]
These amendments approve the combination of any whole number of shares of the Corporation’s Common Stock between and including 5 and 20 into one share of the Corporation’s Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Corporation’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Corporation’s Board of Directors to be in the best interests of the Corporation and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Corporation’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

THREE: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.
FOUR: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.
[Signature Page Follows]

In Witness Whereof, Lyell Immunopharma, Inc. has caused this Certificate of Amendment to be executed by its President and Chief Executive Officer as of [_____________], 2025.

By:
Lynn Seely President and Chief Executive Officer

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 14, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LYEL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 14, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71753-P31216

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LYELL IMMUNOPHARMA, INC.

The Board of Directors recommends you vote FOR the following nominee:

1. Election of Class I Director

Nominee:	**For**	**Withhold**
1a. Catherine Friedman	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V71754-P31216

LYELL IMMUNOPHARMA, INC.
Annual Meeting of Stockholders
May 15, 2025 8:30 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Lynn Seely, M.D. and Charles Newton, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LYELL IMMUNOPHARMA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. Pacific Time on May 15, 2025, through a live webcast at www.virtualshareholdermeeting.com/LYEL2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Please mark, sign, date, and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side